UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

FULTON FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
TUESDAY, MAY 25, 2021 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held virtually via live webcast on Tuesday, May 25, 2021, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of fourteen (14) director nominees to serve for one-year terms;
2.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“Say-on-Pay”) resolution to approve the compensation of the named executive officers for 2020;
3.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021; and
4.	OTHER BUSINESS. Such other business as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 1, 2021, shall be entitled to be given notice of, to attend virtually and to vote at the Annual Meeting. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, if you received paper copies of the Proxy Statement and proxy card, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Shareholders attending the Annual Meeting virtually may vote during the meeting online by using the 16-digit control number that appears on the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting, proxy card and the instructions that accompanied the proxy materials, even if they have previously voted by proxy.

Voting via the Internet or by telephone prior to the meeting is fast and convenient, and your vote is immediately tabulated and confirmed. Your proxy is revocable and may be withdrawn at any time before it is voted at the meeting. You are cordially invited to attend the virtual Annual Meeting on May 25, 2021 at 10:00 a.m. If you plan on attending, please see the instructions contained within this Proxy Statement.

A copy of Fulton’s Annual Report on Form 10-K accompanies this Proxy Statement.

Sincerely, Daniel R. Stolzer Corporate Secretary

Enclosures April 1, 2021

PROXY STATEMENT

Dated and To Be Mailed on or about: April 1, 2021

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 25, 2021 STARTING AT 10:00 A.M.

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ANNUAL MEETING SUMMARY

When and Where

The Annual Meeting of the shareholders of Fulton (the “Annual Meeting”) will be held virtually on Tuesday, May 25, 2021, at 10:00 a.m. To vote at, or virtually attend the Annual Meeting please go to the link that can be found at www.proxyvote.com or directly at www. virtualshareholdermeeting.com/FULT2021. To vote at, or virtually attend, the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. Please refer to the “Date, Time and Place of Meeting” section of the Proxy Statement for more details about attending the Annual Meeting online.

The Board of Directors has approved an agenda for the Annual Meeting consisting of three proposals, as described in the meeting notice and in more detail in this document, and such other business as may be properly brought before the Annual Meeting.

Matters to be Voted on and Vote Recommendations	Proposal One (Page 10) The election of the fourteen (14) director nominees to serve for one-year terms.		Proposal Two (Page 63) The approval of a non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020.
Proposal Three (Page 65) The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021.

Recommendation

The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021.

How to Vote Your Shares	You can vote your shares via the Internet by visiting www.proxyvote.com and entering your control number.	You can vote your shares by telephone by calling 1-800-690-6903 and using your control number.	If you received a paper copy of the Proxy Statement, you can vote your shares by signing and returning your proxy card by U.S. mail.	You can vote at the Annual Meeting with your 16-digit control number (See How to Vote on Page 3 for more information).
Electronic Delivery	If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and 16-digit control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

GENERAL INFORMATION

Introduction

Fulton, a Pennsylvania business corporation and registered financial holding company, was organized pursuant to a plan of reorganization adopted by Fulton Bank (“Fulton Bank”) and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks (all of which have since been merged into Fulton Bank), and Fulton Bank adopted a national charter (and adopted the name Fulton Bank, National Association).

In addition, Fulton has several other direct subsidiaries, including: Fulton Insurance Services Group, Inc. (which engages in the sale of various life insurance products); Fulton Financial Realty Company (which owns or leases certain properties on which branch and operational facilities are located); Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership and limited liability company interests, principally in low- to moderate-income housing developments); and FFC Management, Inc. (which holds certain investment securities and other passive investments).

Date, Time and Place of Meeting

You are cordially invited to attend the Annual Meeting. The Annual Meeting will be held Tuesday, May 25, 2021, at 10:00 a.m. and conducted virtually via a webcast format only. There will be no in-person shareholder attendance at the Annual Meeting. To vote at, or virtually attend, the Annual Meeting please go to the link that can be found at www.proxyvote.com. The Annual Meeting can be viewed directly via the Internet at www.virtualshareholdermeeting.com/FULT2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form.

If you received an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting, or if you requested proxy materials to be provided to you by email, please go to the link that can be found at www.proxyvote.com or directly at www.virtualshareholdermeeting.com/FULT2021. You will need to enter the 16-digit control number that appears on the Important Notice regarding the Availability of Proxy Materials for the Shareholder Meeting or proxy materials sent to you.

Shareholders Entitled to Vote at and Attend Meeting

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on March 1, 2021 (the “Record Date”), their authorized representatives and guests of Fulton. Only those shareholders of record as of the Record Date shall be entitled to receive notice of, attend and vote at the Annual Meeting.

Purpose of Meeting

Fulton shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of fourteen (14) director nominees to serve for one-year terms; (ii) a non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020; (iii) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021; and (iv) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Tuesday, May 25, 2021, and any adjournments or postponements thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Fulton has engaged Equiniti (US) Services LLC to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The fee for such services is estimated at $7,000, plus reimbursement for reasonable research, distribution and mailing costs.

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Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend the Annual Meeting and to vote at the Annual Meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary or Assistant Corporate Secretary of Fulton, sending a new proxy card at any time before the shares are voted by the proxy at the Annual Meeting, or by voting by another method at any time before the applicable deadline for voting set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of specific voting instructions, all proxies will be voted FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxyholders named on the proxy card, as permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you are a registered shareholder of record who holds stock in certificates or in book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees, and former employees, who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

Shares held for the account of employees, and former employees, of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), will be voted by Fulton Financial Advisors (“FFA”), a division of Fulton Bank, as plan trustee (“Plan Trustee”) in accordance with the instructions of each participant as set forth in the proxy card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by May 20, 2021.

Each participant in the 401(k) Plan (or the beneficiary of a deceased participant) is entitled to direct the Plan Trustee how to vote shares of common stock of Fulton which are allocated to his or her account under the 401(k) Plan on any matter on which other holders of Fulton’s common stock are entitled to vote. If no direction is given, then the 401(k) Plan shares will not be voted by the Plan Trustee. The Plan Trustee has established procedures that are designed to safeguard the confidentiality of information about each 401(k) Plan participant’s purchase, holding, sale and voting of the common stock. If a 401(k) Plan participant has questions about these procedures or concerns about the confidentiality of this information, please contact the Retirement Plan Administrative Committee and direct the inquiry to Fulton Financial Corporation, Attention: RPAC – Benefits, P.O. Box 4887, One Penn Square, Lancaster, PA 17604.

How to Vote

If you are a shareholder of record, there are several ways for you to vote your shares or submit your proxy:

•	By mail. If you received printed proxy materials, you may submit your proxy by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 24, 2021 to be voted at the Annual Meeting.

•	By telephone. Instructions are shown on your proxy card.

•	Via the Internet. Instructions are shown on your Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting.

•	At the Annual Meeting. You may vote your shares online during the Annual Meeting by following the instructions provided on the meeting website. Even if you plan to attend the Annual Meeting, we recommend that you also mail your proxy card, vote by telephone or vote via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares common stock, you should receive Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted at the Annual Meeting only if you have the right to vote the shares and the 16-digit control number.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Voting Shares Held in Street Name

If you hold shares in “street name” or “nominee name” with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares to be voted on the election of directors (Proposal 1 of this Proxy Statement), and on the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020 (Proposal 2 of this Proxy Statement). If you hold your shares in street name or nominee name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Proposal 2 of this Proxy Statement, no votes will be cast on your behalf for the election of directors or Proposal 2. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Fulton’s independent auditor (Proposal 3 of this Proxy Statement) and other matters that your bank or broker considers routine.

Voting of Shares and Principal Holders Thereof

At the close of business on the Record Date, Fulton had 162,469,862 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding entitled to vote at the Annual Meeting. As of the Record Date, 3,712,402 shares of Fulton common stock were held by FFA, as the Plan Trustee, or in a fiduciary capacity for fiduciary accounts. The shares held in this manner, in the aggregate, represent approximately 2.28% of the total shares outstanding. Shares held by FFA, as Plan Trustee, are voted by the beneficiaries. Shares for which FFA serves as a co-fiduciary will be voted by the co-fiduciary, unless the co-fiduciary declines to accept voting responsibility, in which case, FFA will vote to abstain on all proposals. Shares for which FFA serves as sole trustee of a revocable trust, shares for which FFA acts as agent for an investment management account, and shares for which FFA acts as custodian for a custodial account, are voted by the settlor of the revocable trust and the principal of the agency or custodial account unless the governing document provides for FFA to vote the shares, in which case FFA will vote to abstain on all proposals. Shares for which FFA is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent person are voted by FFA, and in such cases, FFA will vote to abstain on all proposals.

The holders of a majority of the shares of outstanding common stock present in person, virtually, or by proxy at the Annual Meeting constitute a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy which casts a vote on any matter, other than a procedural matter, as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Likewise, the judge of election will treat shares of common stock represented by broker non-votes as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter.1

1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

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Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws. In the case of the election of directors, the fourteen (14) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one (1) year. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast is required for approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020 and the ratification of the appointment of Fulton’s independent auditor.

Abstentions and broker non-votes (provided, in the case of broker non-votes, such non-votes represent shares that have been voted on any matter other than a procedural matter) will be counted as shares that are present at the Annual Meeting for determining the presence of a quorum, but will not be counted as votes cast on the election of directors, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020, or the ratification of the appointment of Fulton’s independent auditor. Because abstentions and broker non-votes are not counted as votes cast, they will have no effect on the election of directors, the non-binding Say-on-Pay resolution concerning executive compensation or the ratification of the appointment of Fulton’s independent auditor.

To the knowledge of Fulton, on the Record Date, no person or entity owned of record, or beneficially, more than 5% of the outstanding shares of common stock of Fulton, except those listed on Page 19 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 25, 2021

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), Fulton is advising its shareholders that Fulton is furnishing proxy materials (i.e., this Proxy Statement, 2020 Annual Report on Form 10-K and proxy card) to some of Fulton’s shareholders on the Internet at www.proxyvote.com rather than mailing paper copies of the materials to those shareholders. As a result, some shareholders will receive Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting and other shareholders will receive paper copies of this Proxy Statement, the 2020 Annual Report on Form 10-K and proxy card. The Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting contains instructions on how to access this Proxy Statement, the 2020 Annual Report on Form 10-K and proxy card over the Internet, instructions on how to vote shares, as well as instructions on how to request a paper copy of the proxy materials, if shareholders so desire. Fulton believes electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether shareholders receive the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting or paper copies of the proxy materials, the Proxy Statement, the 2020 Annual Report on Form 10-K, the proxy card and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for review online on the Internet at www.proxyvote.com.

This Proxy Statement and Fulton’s 2020 Annual Report on Form 10-K also are available in the Investor Relations section of Fulton’s website at www.fult.com. Shareholders may access this material by choosing the “Investor Relations” tab at the top of the page, and then “SEC Filings” from the items listed in the Investor Relations section. The contents of Fulton’s website are not incorporated into this Proxy Statement by provision of this link, or other links in this Proxy Statement.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2020, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021.

Shareholder Proposals

Under SEC rules, shareholder proposals intended to be considered for inclusion in Fulton’s Proxy Statement and form of proxy for the 2022 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than December 2, 2021. In addition, any shareholder proposal not received at Fulton’s principal executive offices by February 15, 2022, which is forty-five (45) calendar days before the one (1) year anniversary of the date Fulton released the previous year’s annual meeting Proxy Statement to shareholders, will be considered untimely and, if presented at the 2022 Annual Meeting, the proxy holders will be able to exercise discretionary authority in voting on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act. All shareholder proposals must comply with Rule 14a-8 under the Exchange Act, as well as Fulton’s Bylaws.

Generally, under applicable SEC rules, a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2022 Annual Meeting. The shareholder, or a qualified representative, must attend the 2022 Annual Meeting in person to present the proposal. The shareholder must also continue to hold the applicable amount of Fulton common stock through the date of the 2022 Annual Meeting.

Contacting the Board of Directors

Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

Fulton’s Code of Conduct (the “Code of Conduct”) governs the conduct of its directors, officers and employees. Fulton provides the Code of Conduct to each director, officer and employee when starting their position, and they are required to annually acknowledge their review of the Code of Conduct. The last material update of Fulton’s Code of Conduct was in 2016 after a review by the Nominating and Corporate Governance Committee. Fulton’s employees and directors are expected to recognize and avoid conflicts of interest situations in which personal interest or relationships interfere with, might interfere with, or appear to interfere with, their responsibilities to Fulton. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code of Conduct, future amendments and any waivers are also posted and available on Fulton’s website at www.fult.com.

Corporate Governance Guidelines

Fulton has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) the size of the Board of Directors; (2) director qualifications; (3) a majority vote standard; (4) service on other boards and director change in status; (5) meeting attendance and review of meeting materials; (6) director access to management and independent advisors; (7) designation of a Lead Director; (8) executive sessions; (9) Chief Executive Officer (“CEO”) evaluation and succession planning; (10) Board of Directors and committee evaluations; (11) stock ownership guidelines; (12) communications by interested parties; (13) Board of Directors and committee minutes; (14) Codes of Conduct; and (15) disclosure and update of the Governance Guidelines.

The Governance Guidelines were last updated effective October 1, 2019 to add a stock ownership guideline for directors of Fulton Bank who are not also directors of Fulton. The Governance Guidelines were amended, effective January 1, 2019, to increase the stock ownership guidelines for Fulton’s non-employee directors from $175,000 to $300,000. See Stock Ownership Guidelines on Page 48 for additional information regarding the change and Fulton’s stock ownership guidelines for non-employee directors and officers. A copy of the current Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The Governance Guidelines are also posted and available on Fulton’s website at www.fult.com.

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SELECTION OF DIRECTORS

General Information

The Bylaws of Fulton provide that the Board of Directors shall consist of at least five (5) but not more than thirty-five (35) persons, and that the Board of Directors shall, from time to time, determine the number of directors. The Board of Directors has, by resolution, fixed the number of the Board of Directors at fourteen (14) as of the Annual Meeting. Pursuant to Fulton’s Bylaws, as amended, all nominees elected to the Board of Directors are elected for one-year terms.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

Fulton’s Bylaws limit the age of director nominees, and no person may be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. In addition, Fulton has adopted a Voluntary Resignation Policy, last amended in January 2014, for directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board of Directors may be substantially impaired. Circumstances that require a resignation to be submitted include, but are not limited to: (i) a director failing to attend at least 62.5% of meetings of the Board of Directors or its committees without a valid excuse; (ii) unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by subsidiary bank of Fulton for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty (60) or more days past due, or restructured; b) assigned a risk rating of “substandard” or less; or c) not in material compliance with Board of Governors of the Federal Reserve System’s Regulation O (12 C.F.R. Part 215) (“Regulation O”); or (iii) a nominee for director does not receive a majority of the votes cast in an uncontested election for the Board of Directors. While the policy sets forth events which might require a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Majority Vote Standard

In January 2014, Fulton’s Nominating and Corporate Governance Committee recommended, and the Board of Directors adopted, a majority vote standard for uncontested director elections by revising the Governance Guidelines and the Voluntary Resignation Policy for directors. In an uncontested election for the Board of Directors at a Fulton annual meeting of shareholders, any nominee for director who does not receive a majority of the votes cast is required to promptly tender his or her resignation following certification of the shareholder vote. As further described in the Governance Guidelines, the Nominating and Corporate Governance Committee shall consider the resignation tendered and recommend to the Board of Directors whether to accept it. Since Fulton’s adoption of a majority vote standard, all directors have been elected by a majority of the votes cast at each annual meeting.

Procedure for Shareholder Nominations

Section 3 of Article II of Fulton’s Bylaws requires shareholder nominations of director candidates to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a Proxy Statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC under the Exchange Act. For the 2022 Annual Meeting, this deadline date is December 2, 2021. Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of

Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton, if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are subject to the same standard of review as nominees of Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications and Board Diversity

In considering any individual nominated for membership on the Board of Directors, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education and community and charitable activities, the individual’s familiarity with one or more of the communities in which Fulton is located or is seeking to locate, and the diversity the individual may provide to the Board of Directors and its committees. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in a variety of ways, including business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. The Nominating and Corporate Governance Committee is responsible for the Governance Guidelines and for recommending director nominees to the Board of Directors. The Nominating and Corporate Governance Committee also considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, Fulton’s Chief Executive Officer, other senior officers and third parties. Information on the experience, qualifications, attributes or skills of Fulton’s director nominees is described under “Director Nominee Biographical Information” below.

The Nominating and Corporate Governance Committee believes there is a balance between seasoned directors with knowledge of and insight into Fulton and Fulton Bank, and new directors who contribute fresh ideas, perspectives and viewpoints to the Board of Directors’ deliberations. While the Board of Directors has not established term limits for Fulton directors, Fulton has a mandatory retirement age of seventy-two (72) for directors. The Nominating and Corporate Governance Committee reviews each director’s age and continuation of service on the Board of Directors at the end of his or her term. The Nominating and Corporate Governance Committee members and the Board of Directors are focused on maintaining directors that provide increasing contributions to Fulton over time and have routinely considered candidates who first served on the board of directors of one of Fulton’s subsidiary banks. The Nominating and Corporate Governance Committee reviews the composition of the Board of Directors at least annually to ensure that the Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity.

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Nominee Diversity and Board Tenure

The nominees for election to the Board of Directors have a gender diversity ratio of 21.4%, a racial diversity ratio of 35.7%, and an average tenure on the Board of Directors of 5.5 years, with seven nominees having served five or less years, six nominees having served from six to ten years and one nominee having served eleven or more years on the Board of Directors. The following is a summary of the gender diversity, racial diversity and average tenure of the nominees for election to the Board of Directors at the 2021 Annual Meeting.

Director Service on Fulton Bank Board of Directors

In September 2019, Fulton completed the consolidation of its banking subsidiaries into Fulton Bank. All Fulton directors that were not already directors of Fulton Bank were elected as directors of Fulton Bank. Effective with this consolidation, Fulton directors no longer receive any additional compensation for bank subsidiary board service.

ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

For the 2021 Annual Meeting, the Board of Directors has fixed the number of directors at fourteen (14). Pursuant to Fulton’s Bylaws, as amended, nominees to the Board of Directors are elected for one-year terms. The Board of Directors has nominated the following fourteen (14) persons for election to the Board of Directors for a term of one year:

2021 Director Nominees

Jennifer Craighead Carey	Lisa Crutchfield	Denise L. Devine
Steven S. Etter	Carlos E. Graupera	George W. Hodges
George K. Martin	James R. Moxley III	Curtis J. Myers
Scott A. Snyder	Ronald H. Spair	Mark F. Strauss
Ernest J. Waters	E. Philip Wenger

Each of the above director nominees is presently a director of Fulton and also serves on the board of directors of Fulton Bank, with the exception of Mr. Martin, who currently only serves on the board of directors of Fulton Bank. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2021 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director, if elected at the Annual Meeting.

Vote Required

The fourteen (14) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors. As described under Majority Vote Standard on Page 7, in an uncontested election of directors, the Governance Guidelines require any nominee for director who does not receive a majority of the votes cast to promptly tender his or her resignation following certification of the shareholder vote.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement to serve for one-year terms.

Information about Nominees, Directors and Independence Standards

Information concerning the experience, qualifications, attributes and skills of the fourteen (14) persons nominated by Fulton for election to the Board of Directors at the 2021 Annual Meeting is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the Nasdaq listing standards.

Fulton is a Nasdaq listed company and follows the Nasdaq listing standards for Board of Directors and committee independence. The Board of Directors determined that eleven (11) of Fulton’s fourteen (14) director nominees are independent, as defined in the applicable Nasdaq listing standards. Specifically, the Board of Directors found that director nominees Crutchfield, Devine, Etter, Graupera, Hodges, Martin, Moxley, Snyder, Spair, Strauss and Waters met the definition of independent director in the Nasdaq listing standards and that each of these directors is free of relationships that would be deemed by the Nasdaq listing standards to interfere with his or her individual exercise of independent judgment.

In addition, the current members of the Audit Committee, the Human Resources Committee (the “HR Committee”) and the Nominating and Corporate Governance Committee of the Board of Directors meet the requirements for independence under the Nasdaq listing standards, and the rules and regulations of the SEC for service on the Audit Committee, the HR Committee or the Nominating and Corporate Governance Committee, as applicable. In reviewing director independence, the Board of Directors considered the relationships and other arrangements, if any, of each director. The other types of relationships and transactions that were reviewed and considered are more fully described in “Related Person Transactions” on Page 24.

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Director Nominee Biographical Information

The following information regarding each director nominee’s background, experience, qualifications, attributes and skills represents the information that led Fulton to conclude that these persons should be nominated to serve as a director of Fulton.

JENNIFER CRAIGHEAD CAREY - Age: 52 • 2021 Annual Meeting Nominee • Fulton Director since 2019 and Fulton Bank Director since 2012 • 2020 - 2021 Fulton Committees: Risk – Vice Chair

Ms. Craighead Carey has been a partner of Barley Snyder LLP since 2001, and chaired the firm’s Employment Law group from 2005 to 2019. She concentrates her practice in the areas of labor and employment law, as well as school law. She regularly provides advice to employers on a myriad of employment issues and has handled numerous labor arbitrations both in the public and private sector.

She has handled cases at both the administrative level and routinely handles litigation in the Federal District Courts in both the Eastern and Middle Districts of Pennsylvania. Ms. Craighead Carey regularly practices before the Pennsylvania Human Relations Commission (PHRC) and the Equal Employment Opportunity Commission (EEOC) as well as administrative agencies throughout the country, handling all manner of discrimination and retaliation claims. Ms. Craighead Carey is a graduate of Dickinson School of Law, with a J.D., cum laude, a comment writer for the Dickinson Law Review, a member of the Woolsack Honor Society recognizing superior academic achievement, and a member of Minority Law Students Association. She has received the designation of being a “Pennsylvania Super Lawyer” from 2010 through 2020.

Ms. Craighead Carey is active in the community and currently a board member of the Lancaster City Alliance and a member of the WellSpan Diversity and Inclusion Steering Committee. She is a former board member of the Lancaster Chamber of Commerce & Industry and a past chair of United Way of Lancaster County. She has been a director of Fulton Bank since 2012, and has over 20 years of legal, risk management, and employment experience. In addition, she is familiar with the markets in which Fulton operates.

LISA CRUTCHFIELD - Age: 58

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2014 and Fulton Bank Director since 2019

•      2020 - 2021 Fulton Committees: Executive – Member; Nominating and Corporate Governance – Chair; and Risk – Member

Lisa Crutchfield is the managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm serving the energy industry since 2016. She has served as a consultant to the energy industry since 2012. Prior to her entrepreneurial ventures, Ms. Crutchfield served as executive vice president and chief regulatory, risk and compliance officer for National Grid USA from 2008 to 2011. In this role, Ms. Crutchfield also served as an executive director on the board of National Grid USA. She also has served in executive leadership roles at Exelon Corporation (PECO), TIAA-CREF and Duke Energy Corporation. Ms. Crutchfield led the efforts to liberalize the electric generation and gas markets in Pennsylvania when she served as a utility regulator. Ms. Crutchfield currently serves on the board of directors of Unitil Corporation (NYSE: UTL) since 2012, Vistra Energy (NYSE: VST) since 2020 and on the private company board of Buckeye Partners LLP since 2020.

Ms. Crutchfield brings more than 20 years of experience leading corporate teams and has extensive knowledge of the financial services industry, as she began her career as a commercial and investment banker. Moreover, she brings expertise in risk management, regulation and compliance. She earned the designation by the National Association of Corporate Directors (“NACD”) as a Governance Leadership Fellow since 2019. Ms. Crutchfield is a graduate of Yale University with a B.A. in economics and political science. She also earned an MBA from Harvard Business School, with distinction in finance.

DENISE L. DEVINE - Age: 65

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2012 and Fulton Bank Director since 2019

•      2020 - 2021 Fulton Committees: Audit - Member and financial expert; Executive – Vice Chair; and Human Resources – Chair

Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has served on the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016 and was appointed to the Board of Ben Franklin Technology Development Authority in 2018. Ms. Devine has been a director of AgroFresh Solutions, Inc. (Nasdaq: AGFS) since 2018, a director of Cubic Corporation (NYSE: CUB) since 2019 and a director of SelectQuote (NYSE: SLQT) since 2020.

Ms. Devine has substantial management, business and finance experience, which adds valuable outside experience to Fulton’s Board of Directors and its committees. She has completed courses and was recognized by NACD as a Board Leadership Fellow since 2016. She received an MBA from the Wharton School of the University of Pennsylvania, an M.S. in Taxation from Villanova Law School, and a B.S. in Accounting from Villanova University, where she graduated first in her class.

STEVEN S. ETTER - Age: 67

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2019 and Fulton Bank Director since 2012

•      2020 - 2021 Fulton Committees: Audit - Member and financial expert; and Human Resources – Member

In 2020, Mr. Etter retired as an executive officer of Harrisburg News Company. He served from 2014 to 2020 as the President and CEO of Harrisburg News Company, a division of Hudson News Distributors LLC, which is a regional magazine, book and newspaper wholesale distribution company. Prior to its consolidation with Hudson News, Mr. Etter served from 1998 to 2014 as the President and CEO of Harrisburg News Company when it was an independent company. From 1975 to 1997, he held other management positions at Harrisburg News Company and was active in various trade organizations, including being past President of CPDA (Council for Periodical Distribution Assoc.), was President of ACES (Atlantic Coast Executive Society), and past Sect/Treasurer of ACIDA (Atlantic Coast Independent Distributors Association).

A graduate of the University of Miami with a B.A. in finance and marketing, he is a member of its President’s Council, which is comprised of a select advisory group of prominent alumni. Mr. Etter also is an Emeritus Director of the Whitaker Center for Science and the Arts, a nonprofit center for the arts, education, entertainment and cultural enrichment, located in Harrisburg, Pennsylvania. Mr. Etter has been active in numerous business endeavors, professional associations, charitable and community organizations during his long career, including serving as a former board member of WITF, a public radio and television station that broadcasts in central Pennsylvania.

As a Chief Executive Officer and successful business owner, Mr. Etter brings extensive business skills, financial expertise and regional market knowledge to Fulton’s Board of Directors. Mr. Etter has been a director of Fulton Bank since 2012, and prior to joining the bank board, he was a long-time member of Fulton Bank’s Harrisburg Advisory Board.

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CARLOS E. GRAUPERA - Age: 71

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2019 and Fulton Bank Director since 2006

•      2020 - 2021 Fulton Committees: Nominating and Corporate Governance Committee – Member; and Risk Committee – Member

Since 1973, Mr. Graupera has been the Chief Executive Officer and Executive Director of the Spanish American Civic Association (“SACA”), a Lancaster, Pennsylvania based non-profit. SACA is a Latino founded and managed community-based organization whose mission is to enable the community it serves to integrate itself into the social, economic, and political mainstream of life. Toward this end, SACA provides case management, employment, behavioral health, services to the elderly, continuing education, vocational training, and services to at-risk youth. SACA also operates WLCH, a radio station, and TeleCentro, a cable television station, along with a number of subsidiary entities to assist in SACA’s Latino community efforts.

Mr. Graupera has been a director of the La Academia Partnership Charter School since 1999. The school is the only tuition-free charter school in Lancaster County, and offers students in grades 6 through 12 a unique opportunity to focus on 21st century learning. It has a five-year goal of becoming a dual-language school with a STEM focus.

Mr. Graupera is very active in the Lancaster community, and has substantial community development, management, business and finance experience, which provides a diverse and valuable set of outside experience and skill to Fulton’s Board of Directors and Fulton Bank where he has served as a director since 2006.

GEORGE W. HODGES - Age: 70

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2001 and Fulton Bank Director since 2012

•      2020 - 2021 Fulton Committees: Audit - Member and financial expert; and Human Resources – Member

Mr. Hodges has been a director of Fulton since 2001, and served as Fulton’s Lead Director from 2010 until June 2018. He has been a director of York Water Company (Nasdaq: YORW) from 2000 to present and served as Chairman since 2011, a director of The Wolf Organization, Inc. from (regional distributor and sourcing company of kitchen and bath products and specialty building products) 2008 to 2015 (serving as non-executive Chairman from 2008 to 2009, and prior to that as a member of the Office of the President from 1986 to 2008), a director of Burnham Holdings, Inc. from 2006 to present and currently serves as chairman. Burnham Holdings, Inc., is the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications, and has served on the boards of various for profit, non-profit and community organizations.

In addition, Mr. Hodges has served as a director of Fulton Bank N.A. since 2012 and was a director of Drovers & Mechanics Bank, until it was merged into Fulton Bank, N.A. in 2001.

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and service on other boards. In addition, Mr. Hodges has completed the requirements for the NACD Board Leadership Fellow Program since 2011.

GEORGE K. MARTIN - Age: 67 • 2021 Annual Meeting Nominee and Independent • Fulton Bank Director since 2016

Mr. Martin is managing partner of the Richmond, Virginia office of McGuireWoods LLP, the law firm’s largest office. He has been a partner with the firm since 1990 and practices construction and commercial real estate law. He has been involved in firm management in various capacities, including service on the recruiting committee, advisory board and pension committee. He also served as head of the construction transactions team. He has represented public and private entities on numerous real estate projects, including public private partnerships.

He is a graduate of the Howard University School of Law, where he was a member and managing editor of the Howard Law Journal, and he received a B.A. from the University of Virginia. He is an attorney with over 40 years’ experience and he is admitted to practice in the Virginia Supreme Court, U.S. Tax Court and the U.S. Supreme Court.

Mr. Martin is active in the Richmond Virginia and the Metro DC communities. He is currently an adjunct professor at the University of Virginia School of Law. He also serves on the Jefferson Scholars Foundation Board and Executive Committee, and the Governing Council and Executive Committee at the University of Virginia’s Miller Center. Additionally, he is a member of the University of Virginia School of Architecture Foundation Board. Since 1991. he has served on the Housing and Development Law Institute Board (Washington, D.C.). He previously served as a member of the Virginia Board of Bar Examiners, the Virginia Bar Association Board of Governors, and the 2019 Commemoration Executive Committee. Further, he previously served as Vice-Rector then Rector at the University of Virginia.

Mr. Martin brings to the Fulton Board of Directors extensive senior leadership, legal, real estate and risk management experience. He has been a director of Fulton Bank since 2016, and prior to joining the Fulton Bank board he was a member of Fulton Bank’s Central Virginia Advisory Board.

JAMES R. MOXLEY III (Independent Lead Director) Age: 60

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2015, Fulton Bank Director since 2019 and The Columbia Bank Director from 1999 to 2019

•      2020 - 2021 Fulton Committees: Executive – Chair; Nominating and Corporate Governance – Member; and Risk – Member

Mr. Moxley currently serves as Fulton’s Lead Director. In addition to being a director of Fulton, prior to joining the Fulton Bank board in 2019, Mr. Moxley was a director of The Columbia Bank since 1999. He is admitted and licensed to practice law in Maryland and a former real estate attorney with Venable, Baetjer and Howard, now known as Venable LLP (law firm). Since 1992, Mr. Moxley has served as a Principal of Security Development Corporation (a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects).

He serves as a member of the Duke University Library Advisory Board and the Board of Visitors of Duke Law School. Mr. Moxley is a Trustee Emeritus of the Glenelg Country School, having served as a trustee since 1996 and as the board Chair. He has also served as a trustee of the Howard Hospital Foundation from 2014 to present, as a Founding Director of the Real Estate Charitable Foundation of Maryland from 2015 to present, and is active on numerous civic boards and committees in Maryland.

Mr. Moxley received a J.D. degree and A.B. in Economics (magna cum laude) from Duke University. He has completed the requirements and has been recognized by the NACD as a Board Leadership Fellow since 2017. Mr. Moxley brings banking expertise to Fulton’s Board of Directors that he gained as a director of The Columbia Bank. He also has extensive business, tax, and legal experience related to the acquisition, financing, and development of commercial and residential real estate. Mr. Moxley’s longstanding board service at Fulton Bank and its predecessors in Maryland also imparts corporate governance and supervisory skills.

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CURTIS J. MYERS (President and COO of Fulton) Age: 52 • 2021 Annual Meeting Nominee • Fulton Director since 2019 and Fulton Bank Director since 2009 • 2020 - 2021 Fulton Committees: None

Mr. Myers has been the President and Chief Operating Officer of Fulton since January 1, 2018. He first became an executive officer of Fulton in July 2013 and has held a number of executive positions with Fulton Bank since 1990.

He is also the Chairman, Chief Executive Officer, Chief Operating Officer and President of Fulton Bank. He was promoted to Chairman and Chief Executive Officer in May 2018 and became the President and Chief Operating Officer of Fulton Bank in 2009. He has served as a director of Fulton Bank since 2009.

Mr. Myers has participated in a number of industry organizations and has been active in the local community for many years. He has been involved with the Pennsylvania Bankers Association, is a past chair of the American Heart Association of Lancaster County, a past board member of the YMCA of Lancaster County, and a past board member of the United Way of Lancaster County. He served as the Treasurer of the Fulton Theatre Company from 2011 to 2020, a director of TEC Centro since 2017, and is the current chair of the Salvation Army (Lancaster) and has been a director of this local non-profit since 1995. Starting in 2019, Mr. Myers joined the Operation HOPE Northeast Advisory Board and the ABA Stonier Graduate School of Banking Advisory Board, and in 2021 he joined the board of the Economic Development Company of Lancaster County.

Mr. Myers brings a myriad of banking knowledge, executive leadership, financial expertise and other valuable skills to Fulton’s Board of Directors. He holds a Bachelor of Science in Business Administration from Shippensburg University and a Master’s degree in Business Administration from Saint Joseph’s University. He is a graduate of the Stonier Graduate School of Banking.

SCOTT A. SNYDER, PhD - Age: 55

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2016 and Fulton Bank Director since 2019

•      2020 - 2021 Fulton Committees: Executive – Member; Nominating and Corporate Governance – Vice Chair; and Risk – Chair

Dr. Snyder is currently the President of Breakthru Advisors, which is focused on helping enterprises leverage digital and other emerging technologies to accelerate innovation and new venture creation. He was the Global Head of Digital and Innovation at Heidrick Consulting between April 2018 and September 2020, where he remains a Senior Advisor. Prior to that he was the Senior Vice President, Managing Director, and Chief Technology and Innovation Officer from August 2016 until March 2018 for Safeguard Scientifics, Inc. (NYSE: SFE), a provider of capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media. From 2011 until August of 2016, he served as the President and Chief Strategy officer of Mobiquity, Inc., a mobile tech company that focuses on digital strategy and engineering enhanced mobile experiences, which was recently acquired by Hexaware Technologies Ltd. Since 2016, he has served as the Chair of the Mobiquity advisory board.

Dr. Snyder is a Senior Fellow in the Management Department at the Wharton School, an Adjunct Faculty Member in the School of Engineering and Applied Science at the University of Pennsylvania, and has lectured at MIT, Babson, Duke, Georgia Tech and INSEAD on digital innovation, decision-making, business and IT strategy, emerging technologies, product design and development, and big data/analytics since 2002. He received his B.S., M.S., and Ph.D. in Systems Engineering from University of Pennsylvania.

Dr. Snyder brings over 30 years of business acumen, experience in the technology sector and leadership in digital innovation to the Fulton Board of Directors. In February 2019, he co-authored the popular book, Goliath’s Revenge: How Established Companies Turn the Tables on Digital Disruptors. Dr. Snyder is also a Digital Economy Project Fellow for the World Economic Forum and has been quoted as a thought leader in numerous publications including CIO Magazine, WIRED, Forbes, Knowledge@Wharton, Los Angeles Times, The Wall Street Journal, CNBC, and the Financial Times. Dr. Snyder has extensive expertise in the development of digital solutions, mobile business strategy and mobile security. In 2017, Dr. Snyder also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University.

RONALD H. SPAIR - Age: 65

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2015 and Fulton Bank Director since 2019

•      2020 - 2021 Fulton Committees: Audit – Chair and financial expert; Executive – Member; and Human Resources – Member

Mr. Spair served as the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (Nasdaq:OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania, since September 2006, and as Executive Vice President and Chief Financial Officer since November 2001. In June 2018, he retired from the board and as an officer of OraSure Technologies, Inc.

From 2013 to May 2018 Mr. Spair served on the board of Life Science – PA, which was formerly known as Pennsylvania Biotechnology Association, a state trade association for the life sciences community in the Commonwealth of Pennsylvania. He is a certified public accountant, a chartered global management accountant and holds an MBA from Rider College.

Mr. Spair brings his public company executive experience and financial expertise to Fulton’s Board of Directors. Mr. Spair has also had extensive experience negotiating mergers and acquisitions, development and licensing transactions and corporate financings.

MARK F. STRAUSS - Age: 69

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2016, Fulton Bank Director since 2019 and Fulton Bank of New Jersey from 2011 to 2019

•      2020 - 2021 Fulton Committees: Human Resources – Vice Chair; and Nominating and Corporate Governance – Member

Mr. Strauss has served as director of a Fulton Bank since 2019, as a director of Fulton Bank of New Jersey from 2011 to 2019, and as a director of Skylands Community Bank prior to its merger with Fulton Bank of New Jersey in 2011. From October 2010 to his retirement in December 2017, he served as Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK), the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. Mr. Strauss was responsible for working with the senior management team to link overall strategy and major growth efforts for American Water’s regulated and competitive operations.

From December 2006 to September 2010, Mr. Strauss served as President of American Water Enterprises, which owns and operates several of American Water’s market-based businesses. In this role, Mr. Strauss oversaw American Water’s non-regulated business units that offer operations and maintenance contract services across the United States and Canada, including water and wastewater management for military bases, service-line protection programs, design, construction and operation of community onsite water and wastewater systems, and other innovative solutions that address a variety of challenges facing the industry.

Mr. Strauss has legal and executive skills and, prior to his retirement from American Water Works Company, he was also an attorney licensed to practice law in New Jersey.

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ERNEST J. WATERS - Age: 71

•      2021 Annual Meeting Nominee and Independent

•      Fulton Director since 2012 and Fulton Bank Director since 2011

•      2020 - 2021 Fulton Committees: Audit - Member and financial expert; and Risk – Member

In addition to serving as a director of Fulton, Mr. Waters has also been a director of Fulton Bank since 2011. Mr. Waters retired from Metropolitan Edison, a FirstEnergy company, in 2009, where he served as the Area Vice President and Area Manager. Mr. Waters joined the FirstEnergy companies (an investor-owned utility) in 1976 and held various positions in Auditing and Marketing during his tenure. He also served as an expert accounting witness in setting rates before the Pennsylvania Public Utility Commission. Prior to joining the FirstEnergy companies, Mr. Waters was a public accountant and business consultant in Philadelphia. He is a former certified public accountant and holds an MBA from the University of Pittsburgh. Since 2007, Mr. Waters has served on the Board of Directors of the York Water Company (Nasdaq: YORW) where he chairs its Nominating and Corporate Governance Committee and is a member of the Audit Committee. In addition, Mr. Waters has served at leadership and committee levels with numerous community and nonprofit organizations. He is a past Chairman of the Board of York Hospital and recently completed a nine-year tenure as member of the Board, and chair of the Audit Committee for Wellspan Health, York Hospital’s parent company.

Mr. Waters has business, regulatory, leadership, board service and accounting expertise that brings valuable perspectives to Fulton’s Board of Directors. He has also completed the requirements for the NACD Board Leadership Fellow Program since 2014. In 2017, Mr. Waters also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University.

E. PHILIP WENGER (Chairman of the Board and CEO of Fulton) Age: 63

•      2021 Annual Meeting Nominee

•      Fulton Director since 2009 and Fulton Bank Director since 2019, and from 2003 to 2009

•      2020 - 2021 Fulton Committees: Executive – Member

Mr. Wenger became Chairman of the Board and Chief Executive Officer of Fulton Financial Corporation effective on January 1, 2013. He also served as President from 2008 to 2017, and Chief Operating Officer of Fulton Financial Corporation from 2008 to 2012. Mr. Wenger was a director of Fulton Bank from 2003 to 2009, Chairman of Fulton Bank from 2006 to 2009 and has been employed by Fulton in a number of positions since 1979. He rejoined the Fulton Bank board as a director in 2019.

In addition, Mr. Wenger currently serves on the Board of Directors for the Pennsylvania Chamber of Commerce and as a member of the Penn State Harrisburg Board of Advisers. Mr. Wenger is also a member of the Operation HOPE Global Board of Advisors, a global financial dignity and economic empowerment nonprofit corporation. He is a past chair of the Lancaster Chamber of Commerce, past chair of the Advisory Board of Stonier Graduate School of Banking, past member of the American Bankers Association board of directors, past chair of the Economic Development Company of Lancaster County, a former board member of the Lancaster County YMCA Foundation and Crispus Attucks Community Center. Since 2019, he has been a director of Burnham Holdings, Inc., the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems.

Director Retiring from Fulton Effective with the Annual Meeting

Director Freer will not stand for election at the Annual Meeting and will retire from both the Fulton and Fulton Bank Boards of Directors because he will have reached Fulton’s mandatory retirement age for directors upon the expiration of his current term in May 2021. He joined Fulton’s Board of Directors after the acquisition of Lebanon Valley Farmers Bank in 1996 and during his tenure with Fulton also served on the boards of several affiliate banks.

We thank Director Freer for his many years of dedicated service to the Board of Directors and Fulton.

PATRICK J. FREER - Age: 71

•      Current term ends at the 2021 Annual Meeting and Independent

•      Fulton Director since 1996 and Fulton Bank Director since 2019

•      2020 - 2021 Fulton Committees: Human Resources – Member; and Nominating and Corporate Governance Committee – Member

Mr. Freer was a director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007. In 2019, he rejoined the Fulton Bank Board.

From 1974 to 2019, he was employed by Strickler Insurance Agency, Inc. (insurance broker) and served as the President, since 1998, and was the Chairman until he retired in 2019. Mr. Freer was a Certified Insurance Counselor until his retirement.

Mr. Freer brought extensive knowledge of insurance, investments, finance and risk management, as well as valuable knowledge of Fulton through his tenure on its Board of Directors and as a bank director from 1980 to 2007.

During his business career, Mr. Freer was an active member in his community, helping with numerous capital campaigns and community projects. Mr. Freer has been a board member of the American Cancer Society, Lebanon County Economic Development Authority, Center of Lebanon Association and the Lebanon County Mental Health Association and has served as past president of the Lebanon County Christian Ministries and the Lebanon Valley Sertoma Club.

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Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the number of shares of common stock beneficially owned 1 as of the Record Date, the latest practicable date, by each director, director nominee, and the named executive officers, Mr. Wenger, Mr. McCollom, Mr. Myers, Ms. Snyder and Ms. Chivinski, (collectively, the “Named Executive Officers” or the “Executives;” and individually, a “Named Executive Officer” or an “Executive”) and those persons known to be the beneficial owner of more than 5% of Fulton’s common stock. Except as to the beneficial owners and other principal holders listed below, to the knowledge of Fulton, no person or entity owned, of record or beneficially, on the Record Date more than 5% of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each director, each director nominee and each Executive are held individually by the person. The directors, director nominees, the Executives and other executive officers of Fulton, as a group, owned of record and beneficially 1,643,071 shares of Fulton common stock, representing 1.01% of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

Director, Nominee and Management Beneficial Owners	Title	Total Shares Beneficially Owned	1 2 3 4	Total Shares and Director Stock Units	[5]	% of Class

Jennifer Craighead Carey	Director and Nominee	4,248		9,957		*
Lisa Crutchfield	Director and Nominee	11,938		21,751		*
Denise L. Devine	Director and Nominee	20,562	[6]	30,375		*
Steven S. Etter	Director and Nominee	314,125		319,834		*
Patrick J. Freer	Director	116,439	[7]	126,252		*
Carlos E. Graupera	Director and Nominee	15,909		21,617		*
George W. Hodges	Director and Nominee	42,922	[8]	52,736		*
George K. Martin	Nominee	8,951	[9]	12,042		*
James R. Moxley III	Director and Nominee	149,484	[10]	155,193		*
Scott A. Snyder	Director and Nominee	6,540		16,353		*
Ronald H. Spair	Director and Nominee	19,072	[11]	28,885		*
Mark F. Strauss	Director and Nominee	25,278	[12]	35,091		*
Ernest J. Waters	Director and Nominee	31,968	[13]	41,781		*
E. Philip Wenger	Director, Nominee, Chairman of the Board and Chief Executive Officer	402,413	[14]	402,413		*
Mark R. McCollom	Senior Executive Vice President and Chief Financial Officer	11,912		11,912		*
Curtis J. Myers	Director, Nominee, President and Chief Operating Officer	151,835	[15]	151,835		*
Angela M. Snyder	Senior Executive Vice President and Head of Consumer Banking	20,967		20,967		*
Beth Ann L. Chivinski	Senior Executive Vice President and Chief Risk Officer	74,897	[16]	74,897		*
Total Ownership	Directors, Director Nominees, Named Executive Officers and executive officers as a Group (25 Persons)	1,643,071		1,747,502		1.01%

Beneficial Owners Holding More than 5%	Title	Total Shares Beneficially Owned	% of Class

BlackRock, Inc. [17]
55 East 52nd Street
New York, NY 10055	N/A	20,290,397	12.5%

The Vanguard Group [18]
100 Vanguard Blvd.
Malvern, PA 19355	N/A	14,998,753	9.24%

Dimensional Fund
Advisors LP [19]
Building One
6300 Bee Cave Road
Austin, TX 78746	N/A	11,293,742	7.0%

1 Beneficial ownership is determined in accordance with SEC Rule 13d-3, which provides that a person is deemed to own any stock for which that person has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after the Record Date.

2 Includes 91,123 shares issuable upon the exercise of vested stock options, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by each individual as a group.

3 As of the Record Date, none of the listed individuals had pledged Fulton stock and Fulton’s Insider Trading Policy currently prohibits the pledging of shares by Fulton directors and Executives.

4 Fulton has established stock ownership guidelines for Fulton directors and certain officers. All non-employee directors and the Executives were in compliance with Fulton’s stock ownership guidelines as of December 31, 2020. See a description of Fulton’s stock ownership guidelines on Page 48 for more information.

5 Includes a total of 104,431 unvested director stock units awarded in 2020 to the twelve non-employee directors that served from 2020 to 2021, including Director Freer. Mr. Martin received a director stock unit award for service on the board of directors Fulton Bank Board. The director stock units awarded to each of the directors will vest on June 1, 2020 unless the director has elected to defer vesting until retirement or departure from the Board of Directors.

6 Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

7 Mr. Freer’s ownership includes 97,040 shares held jointly with his spouse.

8 Mr. Hodges’ ownership includes 21,430 shares held in a 401(k) plan, 300 shares held in Irrevocable Trust for his children and 21,192 shares held by The Hodges Family Foundation, Inc. Mr. Hodges has disclaimed beneficial ownership of the shares held by The Hodges Family Foundation, Inc.

9 Mr. Martin’s ownership includes 7,360 shares held in an IRA and 125 shares held jointly with his spouse.

10 Mr. Moxley’s ownership includes 39,115 shares held by The Moxley Family Trust, 1,207 shares held solely by his spouse, 18,086 shares held by Mr. Moxley as custodian for his children and 28,000 shares held in a 401(k) plan.

11 Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.

12 Mr. Strauss’ ownership includes 4,887 shares held jointly with his spouse and 6,426 shares held in an IRA.

13 Mr. Waters’ ownership includes 13,895 shares held in an IRA.

14 Mr. Wenger’s ownership includes 144,297 shares held jointly with his spouse and 89,370 shares held in the 401(k) Plan. Also includes 3,432 shares held in the 401(k) Plan by his spouse and 378 shares held by Mr. Wenger as custodian for his children.

15 Mr. Myers’ ownership includes 50,718 shares held in the 401(k) Plan, 34,515 shares which may be acquired pursuant to the exercise of vested stock options and 14,109 shares held jointly with his spouse.

16 Ms. Chivinski’s ownership includes 9,642 shares held in the 401(k) Plan.

17 This information is based solely on a Schedule 13G filed with the SEC January 27, 2021 by BlackRock, Inc., which reported sole voting power as to 19,722,654 shares and sole dispositive power as to 20,290,397 shares, as of December 31, 2020.

18 This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, which reported sole voting power as to 0 shares and sole dispositive power as to 14,688,436 shares, shared voting power as to 161,830 shares and shared dispositive power as to 310,317 shares, as of December 31, 2020.

19 This information is based solely on a Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP, which reported sole voting power as to 11,008,703 shares and sole dispositive power as to 11,293,742 shares, as of December 31, 2020.

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INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

There were eight (8) regular and three (3) special meetings of the Board of Directors and a total of forty (40) meetings of the committees of the Board of Directors during 2020. No director attended fewer than 75% of (i) all meetings of the Board of Directors, (ii) all of the meetings of the committees of the Board of Directors on which a director served, or (iii) the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served in 2020.

The Board of Directors of Fulton has the following five regular standing committees: Audit, Executive, Human Resources, Nominating and Corporate Governance and Risk. The following table represents the membership on each Fulton committee as of the date of this Proxy Statement:

Current Directors 2020-2021 Fulton Committee Members	Audit	Executive	Human Resources	Nominating and Corporate Governance	Risk
Jennifer Craighead Carey					Vice Chair
Lisa Crutchfield		Member		Chair	Member
Denise L. Devine	Vice Chair	Vice Chair	Chair
Steven S. Etter	Member		Member
Patrick J. Freer			Member	Member
Carlos E. Graupera				Member	Member
George W. Hodges	Member		Member
James R. Moxley III		Chair		Member	Member
Curtis J. Myers					Member *
Scott A. Snyder		Member		Vice Chair	Chair
Ronald H. Spair	Chair	Member	Member
Mark F. Strauss			Vice Chair	Member
Ernest J. Waters	Member				Member
E. Philip Wenger		Member			Member *

*	Ex-officio member per bylaws.

Human Resources Committee Interlocks and Insider Participation

HR Committee. Fulton maintains a Human Resources Committee (defined above as the “HR Committee”), and all members of the HR Committee meet the independence requirements of the Nasdaq listing standards for membership on compensation committees. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on Page 29. There are no interlocking relationships, as defined in applicable SEC regulations, involving members of the HR Committee. The HR Committee is responsible for approving or recommending to the Board of Directors compensation for the CEO and other Executives, oversight of Fulton’s cash and equity-based incentive compensation plans, the ESPP and the 401(k) Plan, approving employment agreements for the Executives and other officers of Fulton and Fulton Bank and fulfilling other broad-based compensation, benefits and human resources duties. The HR Committee met a total of nine (9) times in 2020. The HR Committee is governed by a formal charter, which was last amended in July 2020, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

Audit Committee. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards, and the rules and regulations of the SEC for membership on audit committees. Each of the members of the Audit Committee has been determined to qualify, been designated by the Board of Directors, and agreed to serve, as an Audit Committee “financial expert” as defined by SEC regulations. The Audit Committee met twelve (12) times during 2020.

The Audit Committee is governed by a formal charter, which was last amended in July 2020, and which is available on Fulton’s website at www.fult.com. The Audit Committee’s pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include: sole authority to appoint, evaluate, retain, or terminate the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters; and those risk management matters outlined in the Audit Committee Charter. In addition, with respect to any bank subsidiary of Fulton that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee, in carrying out its responsibilities, will also satisfy the obligations imposed on such bank subsidiary of Fulton relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations. Currently Fulton Bank is the only such subsidiary.

Based on its review and discussion of the audited 2020 financial statements of Fulton with management and KPMG LLP, the independent auditor of the Fulton’s financial statements, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit A.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee meet the independence requirements of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met eight (8) times during 2020.

The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors nominees for election to the Board of Directors and assisting the Board of Directors with corporate governance matters, including the review and approval of all changes to the Code of Conduct, Governance Guidelines and the responsibility for guidelines and procedures to be used by directors in completing Board of Directors evaluations used in monitoring and evaluating the performance of the Board of Directors and committees. The Nominating and Corporate Governance Committee is also responsible for determining whether Fulton’s directors and Executives are in compliance with Fulton’s stock ownership guidelines. The Nominating and Corporate Governance Committee is governed by a formal charter, which was last amended in July 2020, and is available on Fulton’s website at www.fult.com.

Executive Committee. The Executive Committee met two (2) times during 2020. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

Risk Committee. Fulton’s Risk Committee met nine (9) times during 2020. The Risk Committee is responsible for providing oversight of the risk management functions and practices of Fulton, including assisting the Board of Directors with its oversight of Fulton’s policies, procedures and practices relating to assessment and management of Fulton’s enterprise-wide risks, including those risks identified in Fulton’s Enterprise Risk Management Policy, which currently include strategic risk, credit risk, market risk, liquidity risk, operational risk, legal risk, compliance and regulatory risk and reputational risk. The Risk Committee Chair is an independent director and was found by Fulton’s Board of Directors to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex firms. The Risk Committee is governed by a formal charter, which was last amended in July 2020, and is available on Fulton’s website at www.fult.com.

Board’s Role in Risk Oversight

While each of Fulton’s committees is responsible for overseeing the management of certain risks that are germane to their committee responsibilities outlined in their charters, Fulton’s Risk Committee is primarily responsible for overseeing the management of enterprise risk for Fulton, and the entire Board of Directors is regularly informed about such risks through committee reports and review of board committee meeting minutes. The Board of Directors and Risk Committee regularly review information regarding Fulton’s exposure to strategic risk, credit risk, market risk, liquidity risk, operational risk, compliance and regulatory risk, legal risk and reputational risk, as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit

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Committee shares with the Risk Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters.

The Board of Directors also relies upon Fulton’s Chief Risk Officer and other members of Fulton’s Enterprise Risk Management Committee, which is Fulton’s officer-level risk management committee, to oversee existing and emerging risks and serve as a primary review forum prior to escalation to the Risk Committee and the Board of Directors. This officer-level risk management committee provides management-level oversight for Fulton’s risk management and compliance programs. In addition, annually, Fulton’s Board of Directors adopts a formal Risk Appetite Statement which sets forth both the qualitative and quantitative parameters within which Fulton executes its business strategies. This document also outlines the general framework within which Fulton manages risk in the context of Fulton’s core values and its management philosophy, which seeks to balance the risk it assumes in serving its customers and communities with the return it earns for its shareholders.

Fulton’s framework for enterprise risk management consists of three “lines of defense:” 1) lines of business, bank operations, shared services operations and certain corporate functions (collectively known as front line units) have primary responsibility for risk management and compliance, and they each drive process deployment, risk identification and management, policies and procedures, training and communication and reporting; 2) independent risk management units (consisting of risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance, corporate information security office and other risk management units) have oversight responsibility and define governance requirements for risk management and compliance, and these units educate, advise and monitor front line unit risk and compliance activities in discrete areas; and 3) Fulton’s Internal Audit function independently validates the effectiveness of internal controls and risk management activities within front line units and independent risk management units in those areas, and periodically reports results to management and the Board of Directors.

Fulton’s risk appetite is centered on Fulton’s objective to consistently increase and enhance shareholder value, while managing risk at an acceptable level. Fulton’s Board of Directors, and the committees that monitor risk, assess and oversee the management of risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of strategic, credit, market, liquidity, operational, legal, compliance and regulatory and reputational risk. Finally, Fulton engages in ongoing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

Cybersecurity risk is a key consideration in the operational risk management capabilities at Fulton. Under the direction of its Chief Information Security Officer, Fulton maintains a formal information security management program, which is subject to oversight by, and reporting to, the Risk Committee of the Board of Directors. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk and subject to control and monitoring at various levels of management throughout the business. In accordance with its charter, the Risk Committee of the Board of Directors oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity. Fulton also maintains specific cyber insurance through its corporate insurance program, the adequacy of which is subject to review and oversight by the Risk Committee of the Board of Directors.

Lead Director and Fulton’s Leadership Structure

Director Moxley has served as Fulton’s Lead Director and the independent Chair of the Executive Committee since June 2018. He is also a member of the Nominating and Corporate Governance Committee and Risk Committee. The Board of Directors has made a determination that a structure which includes a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board of Directors designates for a term of at least one (1) year, and publicly discloses in Fulton’s Proxy Statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board of Directors at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board of Directors; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and have the authority to call meetings of the independent directors.

Similar to many public companies, the leadership structure of Fulton combines the positions of Chairman and CEO. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO positions. In addition, as of December 31, 2020, approximately 79% of Fulton’s directors (11 out of 14) were determined to be independent under applicable Nasdaq standards, which provides an appropriate level of independent oversight at Board of Directors meetings and executive sessions. Finally, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are all currently, and will continue to be, comprised solely of independent directors.

Executive Sessions

The independent directors of the Fulton Board of Directors met three (3) times in executive session in 2020 at which only independent directors were present. Fulton’s Lead Director conducted these executive sessions of the independent directors.

Annual Meeting Attendance

Pursuant to Fulton’s Governance Guidelines, Fulton expects directors to attend the Annual Meeting unless their absence is excused. All members of the Board of Directors attended the 2020 Annual Meeting that was held virtually, except for Director Strauss, whose attendance at the 2020 Annual Meeting of Shareholders was excused.

Director Education and Board of Directors Development

Fulton encourages its directors to attend outside seminars and educational programs as part of its corporate governance and general board education process. These educational opportunities are in addition to the education and development presentations that are provided during Fulton Board of Directors meetings and seminars. For example, third parties are periodically asked to provide the Board of Directors with presentations on governance, the economy, regulatory, compliance and a variety of other topics of interest. In addition, Directors Crutchfield, Devine, Hodges, Moxley and Waters have each completed the requirements for the NACD Board Leadership Fellow Program for 2020 and prior years. In order to become NACD Board Leadership Fellows, individuals must demonstrate their knowledge of the leading trends and practices that define exemplary corporate governance, and commit to developing professional insights through a sophisticated course of ongoing study. In 2017, Dr. Snyder and Mr. Waters also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University. With the oversight of the Nominating and Corporate Governance Committee, Fulton will continue to promote board development and ensure directors are kept current in a selection of topics via onsite programs sponsored by Fulton, and external and remote learning opportunities available for corporate directors.

Legal Proceedings

There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton, or in which any such person has a material interest adverse to Fulton.

Related Person Transactions

Financial Products and Services: Some of the current directors and executive officers of Fulton, including the Executives, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton’s bank subsidiaries during 2020. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton’s bank subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and executive officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s bank subsidiaries to customers.

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Other Transactions: Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the annual amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the firm, corporation or other entity and/or arises only from the ownership by such person in the firm, corporation or other entity if that ownership is under 10%, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or that were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed. Fulton may have engaged in various transactions on customary terms with companies where directors, nominees or officers and immediate family members may be directors, officers, partners, or employees, and it is possible that Fulton’s directors, nominees and executive officers may not have knowledge of those transactions.

During 2020, the only related person transactions Fulton had which were in excess of $120,000 and require specific disclosure were for the direct payment of fees to Barley Snyder LLP in the amount of $1.931 million, and donations and other payments to the Spanish American Civic Association for Equality, Inc., and related entities (“SACA”) in the amount of $208,500. Jennifer Craighead Carey is a director nominee for the Annual Meeting and was a partner with less than a 10% interest in the law firm of Barley Snyder LLP during 2020. The payment to Barley Snyder LLP represents the total direct amount paid for all invoices processed by Fulton and its subsidiaries during 2020. Ms. Craighead Carey was not directly engaged as counsel for any Fulton matter, nor did she bill any hours on Fulton engagements during 2020. Fulton anticipates engaging Barley Snyder LLP for legal services in the future. Carlos E. Graupera is a director nominee for the Annual Meeting, and he and his spouse were officers of SACA and its related entities during 2020. SACA is a Latino founded and managed community-based organization whose mission is to enable the community it serves to integrate itself into the social, economic, and political mainstream of life in Lancaster County, Pennsylvania. Amounts paid include contributions to SACA and its affiliates for the Neighborhood Assistance Project and other activities to advance their mission in the Lancaster, Pennsylvania community. Some of the contributions to SACA qualify as Pennsylvania tax credits for Fulton. The total payments and contributions to SACA by Fulton were less than 5% of total revenues reported by SACA in its 2020 Annual Report. Fulton anticipates providing future support for SACA and other community organizations in the future.

Fulton considered the transactions between Fulton and members of the Board of Directors and executive officers that do not require specific disclosure, when it made the determinations that eleven (11) of Fulton’s fourteen (14) director nominees, or approximately 79% of the director nominees who are standing for election at the Annual Meeting, are independent in accordance with the Nasdaq listing standards. See “Information about Nominees, Directors and Independence Standards” on Page 10 for more information.

Family Relationships: SEC regulations generally require disclosure of any employment relationship or transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2020, there were no family relationships requiring disclosure among any of the members of the Board of Directors, board nominees and executive officers of Fulton. In addition, as of December 31, 2020, other family relationships existed among executive officers and some of the approximately 3,300 full-time equivalent employees of Fulton and its subsidiaries. These Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

Related Person Transaction Policy and Procedures: Fulton does not have a separate policy specific to related person transactions. Under the Code of Conduct, however, employees and directors are expected to recognize and avoid those situations where personal interest or relationships might interfere, or appear to interfere, with their responsibilities to Fulton. The Code of Conduct also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships as they arise.

In addition, Fulton and Fulton Bank are subject to Federal Reserve Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Fulton Bank is required to follow a Regulation O policy that prohibits Fulton Bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and

(ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and Fulton Bank are examined periodically by bank regulators and Fulton’s Internal Audit Department for compliance with Regulation O to ensure that internal controls exist within Fulton to monitor Fulton’s compliance with Regulation O.

In accordance with Fulton’s Audit Committee Charter and Nasdaq listing standards, the Audit Committee is charged with the responsibility to conduct, at least annually, an appropriate review and oversight of all transactions with related persons as defined in applicable SEC regulations. This responsibility in the Audit Committee Charter includes reviewing an annual report regarding the related person transactions, if any, with each member of Fulton’s Board of Directors, the Executives and other relevant related persons during the prior year. In the event of a potentially significant related person transaction arises, Fulton’s Chief Legal Officer will review the facts and circumstances with the Committee at an interim date. At a meeting in February 2021, the Audit Committee reviewed and approved a report of all potential related person transactions identified during 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Fulton’s executive officers, including the Executives, its principal accounting officer, its directors, and any persons owning 10% or more of Fulton’s common stock, to file with the SEC, in their personal capacities, initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership on Form 5. During 2020, persons filing such beneficial ownership statements were required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Fulton’s Proxy Statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2020 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, the Executives and Fulton’s other executive officers, Fulton believes that all such statements were timely filed in 2020.

Board of Directors and Committee Evaluations

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and its committees. The Board of Directors and its committees, except the Executive Committee, conduct an annual self-evaluation of the performance of the Board of Directors and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2020. The results were compiled by Fulton’s in-house corporate counsel and presented to the Nominating and Corporate Governance Committee in December 2020 and the members of each committee also received a summary report of the results of that committee’s questionnaire. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its December 2020 regular meeting, and the Board of Directors and each of the committees discussed the summary of its respective annual evaluations.

Compensation of Directors

Non-employee directors serving as a member of the Board of Directors currently receive a combination of a cash retainer and equity compensation paid by Fulton for service on the Board of Directors and its committees. Fulton directors do not receive individual meeting fees, nor do they receive compensation from any third party for their Fulton board service. Equity compensation paid to non-employee directors is granted pursuant to the Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Equity Plan”), which was approved by shareholders at the 2019 Annual Meeting. The equity compensation paid to Fulton non-employee directors during 2020 was in the form of shares of Fulton restricted stock units that fully vest one year after the grant date. During 2020, the 2019 Director Equity Plan provided that the maximum number of shares, in the aggregate, under all types of awards granted to any one participant in any one calendar year, excluding elections to receive cash fees in the form of Fulton shares, shall not exceed the greater of 20,000 shares, or a number of shares with a fair market value on the date of the grant of $200,000.

Salaried officers of Fulton do not receive additional compensation for service on the Board of Directors. Thus, Mr. Wenger and Mr. Myers did not receive any director fees or additional compensation in 2020 for serving as members of the Board of Directors. The Board of Directors reviews Fulton’s non-employee director compensation annually with the assistance of the HR Committee and a report from the HR Committee’s independent compensation consultant.

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Fulton reimburses directors for Board of Directors service-related expenses incurred in serving as directors of Fulton and provides non-employee directors with a $50,000 term life insurance policy during their service as directors. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect to defer a portion of his or her cash director’s fees as those fees are earned and to receive those fees, together with any returns earned on investments selected by the participating director, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The current non-employee directors of Fulton who have established accounts to defer a portion of the cash fees paid to them in 2020 are Directors Devine, Freer and Spair. The members of the Board of Directors of Fulton are also members of the Board of Directors of Fulton Bank. The non-employee directors of Fulton did not receive additional retainer, meeting fees or other compensation during 2020 for serving on the Board of Directors of Fulton Bank. The following is a summary of the structure and amounts of compensation paid to non-employee directors for service on the Board of Directors and its committees:

Non-employee Director Fees	Amount
Quarterly director retainer	$17,500 in cash
Additional quarterly retainer paid to the Lead Director	$7,500 in cash
Additional quarterly retainer paid to committee chairs [1]	$3,125 in cash
Annual equity retainer [2,3]	Fulton restricted stock units equivalent to $60,000

1 An additional quarterly retainer is not paid to the chair of the Executive Committee.

2 Non-employee directors who are elected by Fulton shareholders at the Annual Meeting will receive a 2021 annual equity retainer in restricted stock units (“DSU Awards”). The DSU Awards are for Board of Directors service from May 2021 to May 2022. The number of restricted stock units comprising the DSUs Awards will be based on the closing price of Fulton’s common stock on the grant date, or the prior trading day, if the grant date is not a trading day, rounded up to the next whole share. Until such time as the DSU Awards are fully vested, settled and paid in Fulton common stock, the equity award will accrue “Dividend Equivalents” that are reinvested in similar restricted stock units, with the same vesting and settlement terms applicable to the original DSU Awards. The DSU Awards fully vest after one year of service, or, if earlier, the date of the next annual meeting of shareholders. Directors who retire or leave the Board of Directors for other reasons prior to completing their full term may forfeit a prorated portion of their DSU Awards for not completing a full one-year term of service. The prorated portion of a DSU Award forfeited will be based on the remaining portion of the one-year term not served by the director, unless the HR Committee waives the proration due to a change in control, death, disability or other reason as determined by the HR Committee. The DSU Awards will settle in Fulton common stock and will vest and be paid on the first anniversary of the date of grant, unless a director irrevocably elected in writing to defer settlement and payment until after the end of his or her board service as described below.

3 A director may elect to defer settlement and payment of his or her DSU Award, but must make that election by December 31 of the year prior to the grant date. A non-employee director may elect to receive payment of a vested DSU Award either as a lump sum, or paid in equal annual installments over three years, commencing on January 15 of the year following the director’s departure from the Board of Directors. A deferred DSU Award will continue to accrue dividends as dividend equivalents, which will be paid in Fulton common stock once the DSU Award is settled and paid.

The following table summarizes all of the compensation paid to each non-employee director of Fulton who served during 2020:

DIRECTOR COMPENSATION TABLE

Name [1]	Fees Earned or Paid in Cash	Stock Awards [2]	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation [3]	Total
	($)	($)	($)	($)	($)	($)	($)
Jennifer Craighead Carey	70,000	60,000	0	0	0	0	130,000
Lisa Crutchfield	82,500	60,000	0	0	0	0	142,500
Denise L. Devine	82,500	60,000	0	0	0	0	142,500
Steven S. Etter	70,000	60,000	0	0	0	0	130,000
Patrick J. Freer	70,000	60,000	0	0	0	0	130,000
Carlos E. Graupera	70,000	60,000	0	0	0	0	130,000
George W. Hodges	70,000	60,000	0	0	0	0	130,000
James R. Moxley III	100,000	60,000	0	0	0	0	160,000
Scott A. Snyder	82,500	60,000	0	0	0	0	142,500
Ronald H. Spair	82,500	60,000	0	0	0	0	142,500
Mark F. Strauss	70,000	60,000	0	0	0	0	130,000
Ernest J. Waters	70,000	60,000	0	0	0	0	130,000

1 Directors listed represent all the non-employee directors of Fulton serving during 2020. Director Freer will retire at the 2021 Annual Meeting and not stand for election after reaching Fulton’s mandatory retirement age of seventy-two (72).

2 Fulton’s non-employee directors were granted Fulton common stock (rounded to next whole share) as part of their 2020 compensation pursuant to the 2020 Director Equity Plan. The amounts in this column consist of a $60,000 stock award granted on June 1, 2020 consisting of 5,500 stock units having a grant date fair value of $10.91 per share (the closing price of Fulton common stock on June 1, 2020). These stock awards were granted as restricted stock units, to vest June 1, 2021, and the amount shown does not reflect the value of any dividend equivalents accrued during 2020 on vested or unvested director awards.

3 Unless otherwise noted, the amount excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.

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INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement explains the design and operation of Fulton’s executive compensation program with respect to the compensation paid to Fulton’s named executive officers (the “Named Executive Officers”) or (the “Executives”), as defined above, for 2020. Listed in the table below are Fulton’s Named Executive Officers and the base salary, cash incentive and long-term incentive components of their compensation for fiscal year 2020. You can find more complete information about all elements of compensation for the Named Executive Officers in the following discussion and in the Summary Compensation Table that appears on Page 51.

Named Executive Officers [1]	Year	Salary [2]	Annual Cash Incentive [3]	Long-Term Incentive [4]	Total Direct Compensation [5]
E. Philip Wenger Chairman and Chief Executive Officer	2020	$1,048,822	$630,735	$1,292,385	$2,971,942
	2019	$1,042,919	$627,185	$1,274,798	$2,944,902
	% Change	0.57%	0.57%	1.38%	0.92%
	$ Change	$5,903	$3,550	$17,587	$27,040
Mark R. McCollom Senior Executive Vice President and Chief Financial Officer	2020	$435,625	$215,743	$431,603	$1,082,971
	2019	$433,173	$214,529	$423,585	$1,071,287
	% Change	0.57%	0.57%	1.89%	1.09%
	$ Change	$2,452	$1,214	$8,018	$11,684
Curtis J. Myers President and Chief Operating Officer	2020	$561,000	$277,835	$555,828	$1,394,663
	2019	$549,231	$272,006	$508,305	$1,329,542
	% Change	2.14%	2.14%	9.35%	4.90%
	$ Change	$11,769	$5,829	$47,523	$65,121
Angela M. Snyder Senior Executive Vice President and Head of Consumer Banking	2020	$394,625	$139,599	$295,703	$829,927
	2019	$392,404	$138,813	$287,788	$819,005
	% Change	0.57%	0.57%	2.75%	1.33%
	$ Change	$2,221	$785	$7,915	$10,921
Beth Ann L. Chivinski Senior Executive Vice President and Chief Risk Officer	2020	$390,618	$138,181	$292,697	$821,496
	2019	$388,420	$137,403	$284,861	$810,684
	% Change	0.57%	0.57%	2.75%	1.33%
	$ Change	$2,198	$778	$7,836	$10,812

(1) For a complete list of the members of Fulton’s senior management team, please see Page 19 of Fulton’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2) Salary received in calendar year and reported in the Summary Compensation Table that appears on Page 51.

(3) Annual cash incentive paid for calendar year and reported in the Summary Compensation Table on Page 51 in the column “Non-Equity Incentive Plan Compensation” reflecting the HR Committee’s decision to keep Fulton’s bonus payout percentage of target unchanged year-over-year. See VCP Awards on Page 40 regarding the VCP Award reductions made for 2020.

(4) See the grant date value of the performance stock units in the Summary Compensation Table that appears on Page 51. This amount is not necessarily the value the Executive will realize upon vesting.

(5) The amounts in this column for 2020 and 2019, and the calculation of the percentage and dollar changes in 2020, compared to 2019, exclude the amounts appearing in the Summary Compensation Table on Page 51 in the column “All Other Compensation.”

Table of Contents for the Compensation Discussion and Analysis

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1.	Executive Summary

Fulton’s HR Committee is responsible for establishing and overseeing compensation programs for the Executives that comply with Fulton’s compensation philosophy. Fulton believes that the compensation of the Named Executive Officers should reflect Fulton’s overall performance as well as the contributions of the Executives to that performance. Annual cash incentive compensation awards (“VCP Awards”) and long-term equity awards in the form of performance shares (“Performance Shares”) earned by the Executives under Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”) are determined based on predetermined performance goals and the HR Committee’s assessment, in the exercise of its discretion, of Fulton’s and each Executive’s attainment of those goals in the preceding year.

The independent directors of the Board of Directors review and approve compensation decisions for the CEO and other Executive Officers, after careful review and upon the recommendation of the independent members of the HR Committee. An independent compensation consultant provides advice, information and objective opinions to the HR Committee on Fulton’s executive compensation programs, policies and practices. The HR Committee and the Board of Directors also receive advice from members of Fulton’s Legal and Human Resources Departments.

A summary of some of Fulton’s executive compensation and related corporate governance practices is provided below. In light of the strong level of shareholder support for Fulton’s executive compensation proposal at Fulton’s 2020 Annual Meeting of Shareholders, the HR Committee believes these governance and compensation practices reflect appropriate governance and are closely aligned with shareholder interests.

Governance and Compensation Practices

•  HR Committee comprised exclusively of independent directors

•  Perform annual say-on-pay advisory vote

•  Retain an independent executive compensation consultant whose independence is reviewed annually

•  Link pay to performance with a high percentage of performance-based incentive compensation

•  Align Executive long-term incentive compensation with shareholder returns through performance share units

•  Maintain stock ownership requirements for Executives

•  Comprehensive Clawback Policy

•  Insider trading policy, including anti-hedging and anti-pledging provisions

•  Change in Control agreements require a “double trigger” before severance benefits are paid

•  Cap on incentive compensation payments for the Executives, including Fulton’s CEO

•  Conduct an annual incentive compensation risk assessment, to ensure Fulton’s incentive practices comply with Interagency Guidance on Sound Incentive Compensation Policies

•  Review share utilization annually

Fulton’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2020, which is being made available to shareholders together with this Proxy Statement, contains an overview of Fulton’s 2020 performance. Some key accomplishments and financial highlights identified therein for the year ended December 31, 2020 were:

•	Continued focus on serving our customers - Immediate and significant adjustments to the operating model and delivery channels due to implementation of COVID-19 safety protocols provided safe and continuous service to customers in our markets.

•	Successful implementation of COVID-19 safety response protocols - Installation of personal protective equipment and new operating procedures to safeguard front-line employees. In addition, rapid implementation of a remote work program and refinements to various delivery channels to reduce personal contact during business transactions. The COVID-19 pandemic presented a unique challenge with regard to maintaining workforce safety, while continuing successful operations, particularly at financial center locations where employees routinely interact with the public.

•	Continued investment in and use of technology - Investments in technology paid dividends as the pandemic and customer preferences required increased use of remote banking solutions. Adoption of technology-driven product, service, origination, processing and closing activities accelerated in 2020.

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•	PPP/Main Street Lending programs in place to aid customers - Over 10,000 small business and commercial customers called on Fulton for $2.0 billion in funds through the Paycheck Protection Program (“PPP”), resulting in $60 million in processing fees received, of which, $29 million was earned in 2020. Fulton’s participation in The Main Street Lending Program provided existing and new relationships over $130 million in funding, resulting in fees earned in excess of $1.0 million.

•	Average deposit growth of 15.7% - Deposit growth was primarily driven by business and consumer depositors retaining deposit balances as a result of uncertainty posed by the pandemic and a reluctance to commit to new business investments in an environment of extreme uncertainty.

•	Average loan growth of $1.8 billion or 11.2% - Loan growth driven primarily by the $1.3 billion increase in PPP balances (2Q) accounting for 70% of the growth in average loans. In Fulton’s consumer line of business, average residential mortgage loans grew at a double-digit pace, benefiting from low rates and a strong residential real estate market.

•	Successfully accessed the capital markets - Issuance of $375 million of Tier 2 qualifying subordinated debt and $200 million of Tier 1 qualifying preferred stock supplemented existing capital and reserves on the balance sheet.

•	Executed a strategic operating expense reduction initiative - In 2020, Fulton completed a strategic operating expense review, which resulted in a number of cost-saving initiatives that are expected to result in annual expense savings of $25 million, expected to be fully realized by mid-2021.

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The HR Committee took a number of compensation actions for the Executives during 2020, as summarized in the table below:

Element	HR Committee Actions
Salaries	•	Mr. Wenger and the other Named Executive Officers did not receive an annual base salary increase for 2020.
VCP Awards	•	Set target VCP Award amounts as a percentage of salary for Mr. Wenger at 85%, for Mr. McCollom and Mr. Myers at 70%, and at 50% for each of the other Executives.
	•	Approved updated scorecards with a series of performance criteria that would be used to determine the amount of the VCP Awards, if any, that would be paid to each of the Executives. The updates included increasing the threshold payout opportunity from 25% to 50% of target and the maximum payout opportunity from 150% to 200% of target to further align Fulton’s pay-for-performance calibration with peer and broader market practices.
	•	Conditioned the payment of VCP Awards for 2020 performance on Fulton having a minimum return on average equity (“ROE”) of 5.66% and positive net income for 2020.
	•	Evaluated Fulton’s and each Executive’s performance relative to the performance criteria and determined that the Executives should receive VCP Awards for 2020 performance, as a percentage of base salary in 2020, and a percentage of target, as follows:
	Executive	Actual VCP Awards	Actual VCP Awards
		as a % of base salary	as a % of target
	Mr. Wenger	60.14%	70.75%
	Other Executives	Ranged from 35.38% to 49.52%	70.75%

Equity Awards	•	Approved the 2020 Performance Shares in the form of performance-based restricted stock units.
	•	The number of Performance Shares awarded to each of the Executives was based on a target dollar amount equal to 125% of base salary for Mr. Wenger, 100% of base salary for Mr. McCollom and Mr. Myers, and 75% of base salary for the other Executives, as of January 1, 2020, which was then converted to a number of Performance Shares by dividing the target dollar amount by the closing price of Fulton’s common stock on the grant date.
	•	The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting on May 1, 2023, following the end of the performance period and determination of the achievement of the Performance Shares by the HR Committee, may be higher or lower than the target number granted.
	•	The Performance Shares were allocated by the HR Committee among three components, each having different vesting terms, as summarized below:
Component A, representing 37.5% of the target dollar amount for the Executives:
	•	Component A Performance Shares will vest only if Fulton has net income during calendar year 2022 (the calendar year before potential vesting of the Performance Shares on May 1, 2023) at least equal to the dividends declared on Fulton common stock during the four calendar quarters immediately preceding the grant date (the “Profit Trigger”).
	•	The number of shares that may be received upon vesting of Component A Performance Shares is determined based on Fulton’s 2020 return on average assets (“ROA”) measured against an absolute ROA goal equivalent to 100% of Fulton’s budgeted ROA for 2020, which was 0.708%.
	•	Fulton’s actual ROA for 2020 of 0.732% resulted in an above-target payout of 108.45% for the number of shares of stock that may be received upon vesting at the end of the three-year service period on May 1, 2023. The vesting of the Component A Performance Shares remains subject to the Profit Trigger requirement.
Component B, representing 37.5% of the target dollar amount for the Executives:
	•	The number of shares that may be received upon vesting of Component B Performance Shares on May 1, 2023 is determined based on Fulton’s total shareholder return (“TSR”) during the period from May 1, 2020 through March 31, 2023 measured relative to Fulton’s 2020 peer group.
Component C, representing between 27% and 28.3% of the target dollar amount for the Executives:
	•	The HR Committee evaluated Fulton’s and each Executive’s performance and determined that the Executives should receive an above-target award of Component C Performance Shares at 27% (i.e. 102% of target) for Mr. Wenger and 27.5% to 28.3% (i.e. 102.5% to 103.3% of target) for the other Executives.
	•	The number of shares that may be received upon vesting of Component C Performance Shares will not vary based on performance or other factors, but the potential vesting of Component C Performance Shares on May 1, 2023 is subject to the Profit Trigger requirement.

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2.	Shareholder Say-on-Pay Proposal Historical Results

Since 2011, Fulton has annually submitted a non-binding Say-on-Pay Proposal to its shareholders for approval. At the 2017 Annual Meeting, 73.72% of Fulton’s shareholders, excluding abstentions, voted in favor of a one-year frequency of conducting future non-binding Say-on-Pay votes for shareholders to approve the compensation of the Named Executive Officers. Pursuant to SEC Rules, Fulton is required to provide an opportunity for shareholders to vote on the frequency of the Say-on-Pay proposals, commonly known as a “Say-When-on-Pay” proposal, at least once every six (6) years, and the next Say-When-on-Pay proposal will be submitted to shareholders on or before Fulton’s 2023 annual meeting. Fulton’s 2020 annual non-binding Say-on-Pay Proposal is set forth on Page 63.

Fulton views the results of past Say-on-Pay Proposals as support for its previous compensation policies and decisions, and the Board of Directors and its HR Committee will consider the vote on the 2020 non-binding proposal as a barometer of shareholder support for the current compensation programs for the Executives. Fulton’s shareholders have consistently approved its Say-on-Pay Proposals with an average of approximately 97% of shares voted being cast “FOR” the Say-on-Pay Proposals over the last five (5) years. Following are the vote results over the past five years on Fulton’s prior Say-on-Pay Proposals:

Shares Voted FOR (excluding abstentions) as a Percentage of total vote FOR and AGAINST Fulton’s Say-on-Pay Proposal
Year	2020	2019	2018	2017	2016
% Voted FOR	97.45%	97.57%	97.73%	97.63%	96.56%

The HR Committee, which is composed exclusively of independent directors, believes that the prior votes of Fulton’s shareholders confirm the philosophy and objective of linking Fulton’s executive compensation to its operating objectives and the enhancement of shareholder value. Fulton views this continued level of shareholder support as an affirmation of Fulton’s current pay practices and, as a result, no significant changes were made to Fulton’s executive compensation pay practices for 2020. The HR Committee will continue to consider the outcome of Fulton’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

3.	Pay for Performance

The core of Fulton’s compensation philosophy is to link “pay to performance” on both a short-term and long-term basis. Annual VCP Awards are “at-risk” and subject to financial performance thresholds to trigger plan funding. Once financial performance hurdles are attained, the VCP Award funding level is determined by scorecard performance factors, and funding can further be adjusted by the HR Committee in its discretion, if applicable, for corporate performance results using a corporate modifier. Additionally, the HR Committee has the discretion to adjust award payouts for individual Executives, or to not make any award payout. The 2020 Performance Share awards, like the prior year awards, are “at-risk” because, in addition to the amount of annual awards being linked to Fulton’s performance, these awards are subject to vesting and possible forfeiture dependent upon Fulton achieving specified levels of financial performance. In addition, the Performance Shares only increase in value if Fulton’s share price increases over the term of the award. The HR Committee believes that the VCP Awards and Performance Shares awarded under the 2013 Plan further Fulton’s business plan and further the HR Committee’s objective to ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders.

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The following charts show the compensation mix for Mr. Wenger and the other Executives, with 2020 VCP Awards, 2020 Performance Shares, 2020 Salary, and all other compensation received in 2020 based on amounts in the Summary Compensation Table that appears on Page 51.

For 2020, Mr. Wenger’s “performance pay” was 62% of total compensation, and the average “performance pay” for the other Executives was 54% of total compensation.

2020 Compensation Mix– Performance Based Pay

CEO and Average for Other Executives

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4.	Compensation Philosophy

Objectives: Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

Align interests of the Executives with shareholder interests	Fulton believes that the interests of the Named Executive Officers should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures, which correlate with consistent long-term shareholder value and increasing profitability, without compromising Fulton’s culture and overall risk profile.
Link “pay to performance”	Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to the Executives based on their individual contributions.
Attract, motivate and retain talent	Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While a competitive compensation package is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

To achieve these three objectives, Fulton provides the following elements of Executive compensation:

Base Salary	Fulton generally targets Executive base salaries near the market median at comparable peer companies, with individual job responsibilities, experience and performance also considered in making base salary determinations.
Annual Cash Incentive Awards	Annual cash incentives, in the form of VCP Awards, are designed to focus the attention of the Executives on the achievement of annual business goals. Fulton’s at-target performance awards are designed to position total cash compensation near the market median. The VCP Awards provide the Executives with the opportunity to earn awards above the market median for superior performance.
Equity Awards	Fulton provides long-term incentive equity awards in the form of Performance Shares, in order to focus the Executives’ attention on delivering long-term performance results and shareholder value. The equity awards incorporate retention-based vesting terms, and are designed to provide a long-term earning opportunity, ensuring focus on the long-term stability and performance of the organization. Fulton believes in equity award levels that are fair and market competitive, both in isolation and in the context of total direct compensation.
Benefits	Fulton believes in providing benefits that are market competitive to all employees, which provides peace of mind and encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.
Perquisites	Fulton believes in providing the Executives and other officers of Fulton with basic perquisites that are necessary for conducting Fulton’s business.

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5.	HR Committee Membership and Role

The HR Committee is currently comprised of six (6) independent directors, all of whom are appointed to serve annually by the Board of Directors. Each member of the HR Committee qualifies as an independent director under the Nasdaq listing standards and meets the additional Nasdaq independence requirements specific to compensation committee members. No member of the HR Committee is a party to a related person transaction as more fully described in “Related Person Transactions” on Page 24 of this Proxy Statement. There are no interlocking relationships, as defined in the regulations of the SEC, involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Directors and Independence Standards” section on Page 10 of this Proxy Statement.

Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with Nasdaq rules, the role of the HR Committee is, among other things, to review and approve, or make recommendations to the Board of Directors with respect to, the base salaries and other compensation paid or granted to the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary or appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

Fulton’s executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that targeted total compensation among base salary, annual cash incentive compensation and long-term incentive equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements, except that the HR Committee has established a methodology and an award matrix for annual cash incentive compensation payments and long-term incentive equity awards under the 2013 Plan, as described in more detail below. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of peer group companies (as defined and listed below); consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Fulton’s headquarters in Lancaster, Pennsylvania.

6.	Role of Management

Management assists the HR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the HR Committee, the CEO, other Executives and other officers, including members of Fulton’s in-house corporate counsel, participate in HR Committee meetings to provide background information, compensation recommendations for other officers, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives meet with the CEO to discuss their overall performance. The CEO reviews the performance of the other Executives and shares his comments and recommendations with respect to the performance of the other Executives with the HR Committee. The HR Committee, without the CEO present, reviews the CEO’s overall performance and routinely has executive sessions without management present. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The HR Committee Charter, last amended in 2020, provides that the CEO may not be present during HR Committee voting or HR Committee deliberations regarding the CEO’s compensation. The Board of Directors, in executive session, with only the independent directors present, makes all final determinations regarding the compensation of the CEO, after considering recommendations made by the HR Committee.

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7.	Use of Consultants

The HR Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant for 2020. FW Cook performed a variety of assignments during 2020 at the direction of the HR Committee, including conducting a compensation market analysis related to Fulton’s Executives, scorecard review, an overall compensation policy review, work related to the design of Fulton’s incentive compensation plans, a comprehensive review of Fulton’s director compensation programs and providing general compensation advice regarding Fulton’s Executives. As part of the 2020 engagement, FW Cook was instructed by the HR Committee to compare Fulton’s current compensation practices and executive compensation programs with those of Fulton’s peers, evolving industry best practices and regulatory guidance. Based on that comparison, FW Cook was asked to recommend changes in Fulton’s executive compensation practices that were consistent with Fulton’s executive compensation philosophy and objectives as described above. The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant may perform. FW Cook reported to the HR Committee that it and its affiliates did not provide additional services to Fulton or its affiliates in 2020.

At its January 2020 meeting, the HR Committee considered the independence of FW Cook for the 2020 engagement in light of the SEC rules and Nasdaq listing standards related to compensation committee consultants. The HR Committee requested and received a report from FW Cook addressing its independence as a compensation consultant to the HR Committee, including the following factors: (1) other services provided to Fulton by FW Cook; (2) fees paid by Fulton as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants performing work for the HR Committee and a member of the HR Committee; (5) any Fulton stock owned by the individual consultants performing work for the HR Committee; (6) any business or personal relationships between Fulton’s executive officers, FW Cook and the individual consultants performing work for the HR Committee; and (7) other factors deemed relevant to FW Cook’s independence from management. The HR Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagements did not raise any conflict of interest, and further concluded that FW Cook continues to satisfy the applicable rules and standards related to the independence of compensation committee consultants.

8.	Use of a Peer Group

In evaluating the market competitiveness of the compensation paid to the Executives, the HR Committee, with the assistance of its compensation consultant, FW Cook, reviews the compensation paid to the Executives in comparison with compensation paid to executives with similar responsibilities within a defined peer group of similar financial institutions. FW Cook assists the HR Committee in reviewing the suitability of Fulton’s peer group annually, and such review took place in September 2019 for determining the 2020 peer group. The HR Committee, consistent with the recommendation of FW Cook, approved the peer group appearing in the table below as the peer group for 2020 (the “2020 Peer Group”). The aggregate analysis of the executive compensation practices of the companies in the 2020 Peer Group, and other relevant data from FW Cook, was used by the HR Committee in the review of overall compensation, in setting 2020 base salaries for the Executives and for other purposes. During 2020, the 2020 Peer Group was also used as the peer group for the Performance Shares, as discussed below.

Similar to the review and selection of prior peer groups, the 2020 Peer Group was evaluated and selected based on a range of factors, including asset size, revenue composition, number of employees, market capitalization, geographic focus, business model, and ownership profile. FW Cook prepared a detailed analysis of current peers and potential peers to be considered by the HR Committee. In evaluating and selecting the peer group, the HR Committee seeks to create a peer group that would have a median asset size near Fulton’s asset size.

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The following table provides the nineteen (19) members of the 2020 Peer Group, their stock trading symbols and the location of their principal executive offices as of December 31, 2020:

2020 Peer Group	Ticker	City State
Atlantic Union Bankshares Corp	AUB	Richmond VA
BancorpSouth Bank	BXS	Tupelo MS
Commerce Bancshares, Inc.	CBSH	Kansas City MO
First Midwest Bancorp, Inc.	FMBI	Itasca IL
F.N.B. Corp.	FNB	Pittsburgh PA
Hancock Whitney Corporation.	HWC	Gulfport MS
Investors Bancorp, Inc.	ISBC	Short Hills NJ
Northwest Bancshares, Inc.	NWBI	Warren PA
Old National Bancorp	ONB	Evansville IN
Prosperity Bancshares, Inc.	PB	Houston TX
Provident Financial Services, Inc.	PFS	Jersey City NJ
Trustmark Corp.	TRMK	Jackson MS
UMB Financial Corp.	UMBF	Kansas City MO
Umpqua Holdings Corp.	UMPQ	Portland OR
United Bankshares, Inc.	UBSI	Charleston WV
United Community Banks, Inc.	UCBI	Blairsville GA
Valley National Bancorp	VLY	Wayne NJ
Webster Financial Corp.	WBS	Waterbury CT
Wintrust Financial Corp.	WTFC	Rosemont IL

9.	Elements of Executive Compensation

Fulton’s executive compensation program currently provides a mix of base salary, cash incentive and long-term equity-based incentives, as well as retirement benefits, health plans and other benefits as follows:

Base Salary: Consistent with its compensation philosophy, Fulton generally seeks to set base salary for the Executives in line with the market median. Fulton sets salaries on an individual basis and seeks to provide base salary appropriate for the person’s position, experience, responsibilities and performance.

In making recommendations to the Board of Directors regarding the appropriate base salaries for 2020, the HR Committee considered Peer Group pay practices, as well as other sources of market pay information for the financial services industry. The HR Committee also consulted with FW Cook when formulating recommendations to the Board of Directors. Generally, when granted in the past base salary increases were effective for the pay period that included the first day of April, and included a review of the Executives’ competitive positioning to market using relevant peer data and the base salary increases paid to other Fulton officers. FW Cook provides the HR Committee with a report and recommendations. Fulton’s CEO also provides his recommendations to the HR Committee for the other Executives.

Based on the recommendations of Fulton’s CEO to the HR Committee, no base salary increases were approved during 2020, and as a result, Executives’ base salaries remained unchanged compared to 2019. The 2019 and 2020 base salaries for each of the Executives were:

Executive	2019 Base Salary	2020 Base Salary	2020 Base Salary Increase
E. Philip Wenger	$1,048,822	$1,048,822	0%
Mark R. McCollom	$435,625	$435,625	0%
Curtis J. Myers	$561,000	$561,000	0%
Angela M. Snyder	$394,625	$394,625	0%
Beth Ann L. Chivinski	$390,618	$390,618	0%

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VCP Awards: Fulton’s VCP Awards are designed to reward Executives for achieving fiscal year financial, risk management, and business goals. No VCP Award is paid unless Fulton achieves a predetermined ROE performance threshold and a net income goal. Both the ROE performance threshold and the net income goal are designed to ensure that the VCP Awards are funded only if Fulton is profitable. Once those thresholds are achieved, the financial, risk management and business metrics are evaluated against goals that were established at the start of the fiscal year in a balanced scorecard. These scorecard performance results determine overall VCP Award payouts, with potential adjustment for positive or negative performance based on factors not reflected in the scorecards. The HR Committee set the 2020 ROE threshold equivalent to 80% of Fulton’s 2020 budgeted ROE, which was viewed as an attainable goal, but not a level that would ensure payment of VCP Award.

In February 2020, the HR Committee approved the scorecard performance metrics for the 2020 VCP Awards plan year. The 2020 scorecard consisted of seven subcategories, which were allocated among Financial Results, Risk Management and Business Objectives categories with weightings of 60%, 25% and 15% respectively. Scorecard results establish the size of the overall pool based on formulaic scorecard outcomes, with the HR Committee retaining discretion to adjust any VCP Award, up or down, up to 35%, as the HR Committee may deem appropriate by applying a corporate modifier. The Named Executive Officers, including the CEO, were assigned the same 2020 scorecard, containing identical Financial Results and Risk Management performance categories and metrics. The 2020 Business Objectives were also the same for the Named Executive Officers, including the CEO, and consisted of Fulton’s “Employee Engagement Index,” which is measured based on 2020 employee survey results.

The CEO has a higher payout opportunity than the other Executives, who are each placed in bands (see chart below) to determine their VCP Award opportunity. The 2020 scorecard was assessed with possible scores ranging from 0 to 5 for each factor. Where scorecard results fall in between the scores for threshold, target and maximum award levels, the VCP Award is interpolated on a straight-line basis. At the start of the 2020 plan year, the HR Committee approved a payout opportunity of 50% of target at threshold performance, and a maximum payout of 200% of target if maximum scorecard results were attained. This change represents an increase over the 2019 threshold and maximum payout levels of 25% and 150% of target, and was made to bring Fulton’s pay-for-performance calibration into better alignment with peer and broader market practices. This 2020 VCP Award structure was also based on the recommendation from FW Cook and is believed to be in alignment with peer and industry practice.

At the start of 2020, the VCP Awards were expected to be calculated and paid based on scorecard results, with payouts made in accordance with the following 2020 VCP Award Matrix:

2020 VCP Award Matrix
	Payment as a % of Eligible 2020 Base Salary [1]
Executive	VCP Threshold (50% of Target) Scorecard Result 2	VCP Target Scorecard Result 3	VCP Maximum (200% of Target) Scorecard Result 5 or better	VCP Band
E. Philip Wenger	42.5%	85%	170%	A
Mark R. McCollom and Curtis J. Myers	35.0%	70%	140%	B
Angela M. Snyder and Beth Ann L. Chivinski	25.0%	50%	100%	C

1 For purposes of determining VCP Awards, the eligible earnings utilized is the actual base salary paid to each Executive during 2020.

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However, in April 2020, following recognition of the severe effect the COVID-19 pandemic was expected to have on the world economy, and the unprecedented low interest rates and potential for wide-spread business shut-downs, the HR Committee, after consulting with FW Cook, deemed it appropriate to lower the VCP Award Financial Results goals for the year. The revised financial goals were consistent with Fulton’s revised expectations for growth, revenues, expenses and other parameters, and were deemed appropriate and advisable to continue to incentivize Fulton’s Executives and other employees in what was expected to be, and was, an exceptionally challenging business, work and personal environment in 2020. The revised Financial Results goals approved by the HR Committee were consistent with the budget forecast as of April 2020.

At its February 2021 meeting, the HR Committee determined that the revised threshold VCP Award performance criteria was attained:

•	The 2020 ROE threshold of 5.66% had been achieved, as Fulton had an actual 2020 ROE of 7.44%; and

•	The 2020 positive net income goal had been achieved, as Fulton had 2020 actual positive net income in excess of $175.9 million.

The HR Committee reviewed the Executives’ overall 2020 performance and scorecard results, and determined that each of the Executives achieved a level of performance in 2020 that qualified for a VCP Award.

The following is a summary of the final 2020 Executive scorecard and results.

Final 2020 Executive Scorecard
Performance Categories	Performance Sub-categories

Financial Results	Score Rating	0	1	2 Threshold	3 Target	4	5 Max	Weight	Weighted Score
	• EPS	< = $0.85	$0.90	$0.95	$1.00	$1.05	= > $1.10	30%	1.37
	• ROE	< = 6.019%	6.373%	6.727%	7.081%	7.435%	= > 7.789%	20%	0.81
	• Operating Expense/Average Assets	= > 2.610%	2.549%	2.489%	2.428%	2.367%	< = 2.307%	10%	0.44

Risk Management								Weight	Weighted Score
	• Capital Ratings. Liquidity and Market Risk							8%	0.40
	• Asset Quality: Non-performing Assets to Total Assets							9%	0.45
	• Corporate Rollup-Regulatory Exams (Compliance)							8%	0.32
Business Objectives								Weight	Weighted Score
	• Employee Engagement Index							15%	0.45
								Total Score	4.24

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The final 2020 scorecard result for all the Executives was 4.24 yielding a potential 162% VCP Award payout. However, the HR Committee, with the concurrence the CEO and other members of senior management, reduced the 2020 VCP Award payout by capping it at the 2019 amount equal to 70.75% of target. While the final scorecard result of 4.24 was above target performance, Fulton’s 2020 EPS was 20% less compared to 2019 and Fulton’s 2020 ROE was 24% less compared to 2019. Furthermore, if the initial Financial Results had not been adjusted in April, the ROE funding hurdle would not have been attained, and there would have been no 2020 VCP Award funding. With these factors in mind, the HR Committee reduced VCP Award funding from the final scorecard result of 162% of target by over half of the calculated VCP Award, resulting in a 70.75% of target funding, which was intentionally consistent with the 2019 annual cash incentive amount. There was no other corporate modifier applied to the 70.75% VCP Award funding. A comparison of initial Financial Results to the recalibrated goals and corresponding scores are outlined below:

Initial vs Final 2020 Executive Scorecard Financial Results Comparison

Financial Results	Score Rating	2020 Result	Initial Target	Final Target	Initial Weighted Score	Final Weighted Score
	• EPS	$1.079	$1.397	$1.00	0.00	1.37
	• ROE	7.444%	9.650%	7.081%	0.00	0.81
	• Operating Expense/Average Assets	2.342%	2.53%	2.428%	0.50	0.44

The following is a tabular summary of the 2020 VCP Award target, final scorecard payout calculation, the actual VCP Award paid for 2020, and the VCP Award as a percentage of eligible base salary for each Executive.

Executive	VCP Award Target for 2020	Scorecard Payout Calculation [1]	Amount of VCP Reduction [2]	VCP Award Paid for 2020 [3]	VCP Award as a % of eligible salary
E. Philip Wenger	$891,499	$1,444,228	$813,493	$630,735	60.14%
Mark R. McCollom	$304,938	$494,000	$278,257	$215,743	49.52%
Curtis J. Myers	$392,700	$636,174	$358,339	$277,835	49.52%
Angela M. Snyder	$197,313	$319,647	$180,048	$139,599	35.38%
Beth Ann L. Chivinski	$195,309	$316,401	$178,220	$138,181	35.38%

[1]	Scorecard Payout Calculation was 162% of target based on final scorecard result of 4.24.
[2]	Scorecard Payout Calculation was reduced by 56.3%.
[3]	VCP Award paid for 2020 to each Executive. Each VCP Award was 70.75% of the Executive’s target award which was intentionally limited by the HR Committee to the VCP Award amounts paid to the Executives for 2019. The amounts paid are also included in the Summary Compensation Table on Page 51.

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Equity Awards: For 2020, the number of Performance Shares granted to each of the Executives generally represents a target dollar amount of Performance Shares established by the HR Committee, based on recommendations from FW Cook, equal to a percentage of base salary, as of January 1, 2020, of 125% for the CEO, 100% for Mr. McCollom and Mr. Myers, and 75% for the other Executives, and assuming a value for each Performance Share equal to the closing price of Fulton’s common stock on the grant date. In 2020, the HR Committee awarded a small number of Performance Shares above the target dollar amount to the Executives.

The Performance Shares were granted to the Executives on May 1, 2020. The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting of the Performance Shares on the third anniversary of the date of grant may be higher or lower than the number of Performance Shares granted to the Executives. The aggregate number of Performance Shares granted to each of the Executives was allocated by the HR Committee among three components, as summarized below:

The performance goals and potential payouts for ROA and TSR Components A and B for 2020 were:

Category	Component A Absolute ROA Performance Criteria	Component A Payout Potential (% of target)	Component B TSR Performance Relative to Peers	Component B Payout Potential (% of target)
Threshold	80% of Budget	25%	25th Percentile TSR	25%
Target	100% of Budget	100%	50th Percentile TSR	100%
Maximum	120 % of Budget	150%	80th Percentile TSR	150%

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The following provides more detail related to the 2020 Performance Share Components:

Component A (Absolute ROA With Profit Trigger) 37.5% Target	•	Component A, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting is based on Fulton’s 2020 ROA measured relative to a target set at 100% of Fulton’s budgeted ROA for 2020, which was 0.708%, and further conditioned upon Fulton achieving the Profit Trigger.
	•	Based on Fulton’s 2020 reported ROA performance of 0.732%, which fell between 2020 target of 0.708% and maximum ROA level of 0.850%, the HR Committee approved the number of Performance Shares that may vest to be 108.45% of the original number of Component A Performance Shares granted to the Executives. The percentage reflects actual performance interpolated on a straight-line basis between the target and maximum levels. The potential number of Component A Performance Shares that may vest, if the Profit Trigger is achieved, will not further change during the remainder of the three-year performance period, except for the accrual of dividend equivalents.
Component B (Relative TSR) 37.5% Target	•	Component B, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting of the Performance Shares will be determined based on Fulton’s TSR during the period from May 1, 2020 through March 31, 2023 relative to that of the 2020 Peer Group.
Component C (Time-Based with Profit Trigger) 25% Target	•	Component C, representing 25% of target dollar amount for the Executives, unless the HR Committee has exercised discretion to vary the award (from 0 to 37.5% of the targeted amount of Performance Shares).
	•	All the Named Executive Officers received a Component C award slightly above the target of 25%, ranging from 27% to 28.3%, because the Executives did not receive a base pay increase in 2020. The Executives will receive all or none of these Performance Shares, subject to achievement of the Profit Trigger.

Performance Shares that actually vest, together with dividend equivalents accrued during the performance period on those Performance Shares, are settled in shares of Fulton common stock on a 1-for-1 basis after the expiration of the three-year performance period and satisfaction of vesting criteria under the 2013 Plan. Further, Components A and B are adjusted after their respective one- and three-year performance periods, but are forfeited if the corresponding threshold performance level for ROA or TSR is not achieved. In addition, Components A and C are designed to be forfeited if the Profit Trigger is not achieved. Finally, unless waived by the HR Committee upon an eligible retirement, if the Executive does not satisfy the continuous service requirement in the 2013 Plan before the Performance Shares vest in 2023, all Performance Shares awarded are forfeited.

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The following table depicts the grant date fair value of the Performance Shares, the total number of Performance Shares at target performance, and the allocation of the Performance Shares among Components A, B and C granted to each of the Executives on May 1, 2020.

Executive	2020 Grant Date Fair Value of Performance Shares [1]	2020 Total Performance Shares Awarded [2]	Component A (ROA Goal) Shares Awarded [3]	Component B (TSR Goal) Shares Awarded	Component C (Profit Trigger) Shares Awarded
E. Philip Wenger	$1,292,385	119,610	43,975	43,975	31,660
Mark R. McCollom	$431,603	39,938	14,612	14,612	10,714
Curtis J. Myers	$555,828	51,433	18,817	18,817	13,799
Angela M. Snyder	$295,703	27,355	9,927	9,927	7,501
Beth Ann L. Chivinski	$292,697	27,077	9,827	9,827	7,423

1 See footnote 4 to the Summary Compensation Table on Page 51 for additional information regarding the grant date fair value of the Performance Shares.

2 Shares listed do not include accrued dividend equivalents.

3 Based on Fulton’s ROA for the year ended December 31, 2020, the number of Component A Performance Shares that may vest, subject to the achievement of the Profit Trigger, has been increased to 108.45% of the original award amount. Such shares may be further reduced to zero if the Profit Trigger is not met at the end of the performance period.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan (“ESPP”) was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its subsidiary banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. Fulton limits payroll deduction and annual employee participation in the ESPP to $15,000 annually, with no limitation based on a participant’s pay. The Executives participating in the ESPP are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other Fulton employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan: Fulton provides a qualified defined contribution plan, in the form of a 401(k) Plan, to the Executives and other employees and provides for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution is equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that are matched by Fulton is limited to 5% of eligible compensation. The Executives participating in the 401(k) Plan are eligible to receive the same employer matching contribution as other Fulton employees participating in the 401(k) Plan.

Deferred Compensation Plan: Fulton’s nonqualified deferred compensation plan permits directors and advisory board members to elect to defer receipt of cash director fees and certain eligible senior officers can elect to defer receipt of cash compensation. It also enables Fulton to credit certain senior officers, including the Executives, with full employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, if not for the limits imposed by the Internal Revenue Code, as amended (the “Tax Code”) on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2020 are stated in footnote 8 of the “Summary Compensation Table” on Page 51. The deferred compensation plan accounts of each participant are held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust, with FFA, serving as trustee. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

Death Benefits: The estates of each of the Executives are eligible for a payment equal to two (2) times base salary (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post-retirement benefit payable upon the individual’s death is reduced to $5,000 for Mr. Wenger, Mr. Myers, Ms. Snyder and Ms. Chivinski in their Death Benefit Agreements, while the Death Benefit Agreement for, Mr. McCollom does not provide for any post-retirement death benefit payment. Fulton does not provide retiree death benefits for its full-time employees unless specifically provided for in an employee’s Death Benefit Agreement.

Health, Dental and Vision Benefits: Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the Executives, and their eligible spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

Other Executive Benefits: Fulton provides the Executives with a variety of perquisites and other personal benefits that the HR Committee believes are necessary to facilitate the conduct of Fulton’s business by the Executives and are reasonable and consistent with the overall compensation program for the CEO and the other Executives. In addition, these benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The 2020 amounts are included in the “All Other Income” column of the “Summary Compensation Table” on Page 51 of this Proxy Statement. The Executives are provided with company-owned automobiles or a car allowance, club memberships and other executive benefits consistent with their positions. Fulton does not have a direct or indirect interest in any corporate aircraft. Generally, the Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with certain spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income.

10.	Employment Agreements

Fulton believes that a company should provide reasonable severance benefits to employees. For most employees, Fulton has a policy that, in general, provides for severance benefits to be paid upon a reduction in force or position elimination. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the Executives in the event of a change in control of Fulton are discussed in footnote 6 in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” on Page 58 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control”.

Fulton has entered into employment agreements with certain of its key employees, including each of the Executives. Fulton’s employment agreement with Mr. Wenger was entered into on June 1, 2006, and amended on November 12, 2008. Fulton entered into separate employment agreements and change in control agreements with the other Executives, all effective as of January 1, 2018. The employment agreements and change in control agreements with the Executives (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”), continue until terminated, and each provides that the Executive is to receive a base salary, which is set annually, is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time, and will participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The Employment Agreements with the Executives contain restrictions on the sharing of confidential information, as well as non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants will not apply if the Executive terminates employment for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements. These provisions of the Employment Agreements are further outlined in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” section on Page 58. The Employment Agreements Fulton executed with the Executives do not contain an excise tax gross-up for taxes applicable to termination payments as a result of the Executive’s termination, except that the Employment Agreement executed with Mr. Wenger, the only legacy agreement, provides for an excise tax gross up. The Employment Agreements

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with the other Executives provide that, in the event a payment to be made in connection with their termination of employment would result in the imposition of an excise tax under Section 4999 of the Tax Code, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Tax Code, Fulton would be required to pay to the Executive only the amount determined to be deductible under Section 280G.

11.	Compensation Plan Risk Review

At its January 2021 meeting, the HR Committee conducted its annual risk review of all compensation plans in effect as of December 31, 2020. At this meeting, Beth Ann L. Chivinski, Fulton’s Chief Risk Officer (“CRO”), discussed her review of Fulton’s compensation plans. The CRO informed the HR Committee that based on her review, the design of Fulton’s compensation plans do not appear to promote undue risk-taking. FW Cook supported the CRO’s conclusion that Fulton’s compensation plans do not appear to promote undue risk-taking. The HR Committee considered various factors that have the effect of mitigating risk and, with the assistance of Fulton’s CRO, Legal and Human Resources staff members, reviewed Fulton’s compensation policies to determine whether any portion of such compensation encourages excessive risk-taking. The HR Committee has reviewed and considered all of such plans and practices and does not believe that Fulton’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Fulton.

12.	Other Compensation Elements

Discussion of Equity Award Process: Fulton does not have a formal written policy as to when equity awards are granted during the year. In April 2020, Fulton awarded Performance Shares and time-based restricted stock units to eligible participants under the 2013 Plan with a grant date of May 1, 2020, so that the equity awards could be considered by the HR Committee at the same time as the cash incentive awards under the 2013 Plan. Fulton does not backdate options or grant options retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2013 Plan, which amended and restated the 2004 Stock Option and Compensation Plan, does not permit the award of discounted options, the reload of stock options, or the re-pricing of stock options. Pursuant to the terms of the 2013 Plan, option prices are determined based on the closing price on the grant date. Under the 2013 Plan, an option exercise price may not be less than 100% of the fair market value of Fulton’s stock on the date of grant. The 2013 Plan defines fair market value to be the closing price on the date of grant, or if no sales of shares were reported on any stock exchange or quoted on any interdealer quotation system on that day, the price on the next preceding trading day on which such price was quoted.

Stock Hedging and Pledging Policy and Stock Trading Procedures: Fulton has adopted an Insider Trading Policy to facilitate securities law compliance in a number of areas. Pursuant to this policy, which was last updated in 2018, Fulton requires that all directors, officers, and employees of Fulton and its affiliates adhere to certain procedures when trading in Fulton common stock or any other security issued by Fulton or its subsidiaries. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of material, non-public information about Fulton may not (i) buy or sell Fulton stock while the information remains non-public, or (ii) disclose the information to relatives, friends or any other person. In addition, the Executives and directors of Fulton and Fulton’s banking subsidiaries and certain other officers are prohibited from engaging in hedging and other speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales” and “puts,” along with other trading that anticipates a decline in price. These instruments can involve “a bet against Fulton,” raise issues about the insider knowledge of the person involved or create a conflict of interest and are therefore prohibited by Fulton’s policy. Since 2014, Fulton’s Insider Trading Policy has prohibited the pledging of shares, and none of Fulton’s current directors or the Named Executive Officers have pledged any shares of Fulton common stock.

Stock Ownership Guidelines: Fulton believes that broad-based stock ownership by non-employee directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009, Fulton first adopted Governance Guidelines that included formal Fulton common stock ownership guidelines for non-employee directors and the Executives. The director ownership guideline was updated by the Nominating and Corporate Governance Committee in December 2018, to be effective January 1, 2019, to require that each director own at least $300,000 of eligible Fulton common stock within the later of five (5) full calendar years of first becoming a director, or five (5) full calendar years after the guideline was changed. Current Fulton directors have until December 31, 2023 to achieve this new and enhanced equity ownership guideline. Similar stock ownership guidelines exist for the Executives. The guidelines for the Executives were last updated and approved in 2017, with the recommended ownership guidelines calculated as a multiple of the Executive’s annual base salary, depending upon the position of the Executive as follows:

Executive Position	CEO	President	CFO	Other Executives
Fulton Common Stock Ownership Guideline as a Multiple of Annual Base Salary	3.0	1.5	1.5	1.0

Compliance with the stock ownership guidelines is determined annually based on stock ownership and the closing price of Fulton’s common stock as of December 31 of the prior year. Ownership excludes stock options and other unvested restricted stock or Performance Share Awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. Once an Executive or director has achieved the ownership guideline, he or she remains in compliance with the ownership guideline regardless of changes in base salary or the price of Fulton’s common stock, as long as he or she retains the same number of shares or a higher amount. However, if an Executive is promoted to CEO, President or CFO with a base salary increase, he or she would be permitted to satisfy the new stock ownership requirement for the new position and base salary over a period of five (5) full calendar years. Except for Mr. McCollom and Ms. Snyder, all of the Executives currently employed by Fulton have satisfied the stock ownership guidelines as of December 31, 2020. Mr. McCollom and Ms. Snyder are required to achieve their targeted stock ownership by December 31, 2022 to satisfy the stock ownership guideline for their current positions. As of December 31, 2020, all of Fulton’s non-employee directors have satisfied the new $300,000 ownership guideline, except Directors Craighead Carey, Crutchfield, Graupera and Snyder. Under the Governance Guidelines, these directors are required to achieve the enhanced targeted stock ownership level by December 31, 2023.

Management Succession: The topic of management succession is discussed and reviewed at least annually at Fulton. At the December 2020 meeting of the Board of Directors, during an executive session of the Board of Directors, senior officers in Fulton’s Human Resources Department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton.

Clawback Policies: In 2016, the HR Committee amended Fulton’s Compensation Recovery Clawback Policy (“Clawback Policy”) to implement clawback provisions for all participants, including the Executives, with respect to their VCP Awards and Performance Shares and, subject to limited exceptions, other incentive compensation plans. The Clawback Policy identifies the events that may give rise to a clawback, such as: 1) a restatement of Fulton’s, or any affiliate’s, financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid would have been lower, had it been calculated based on such restated results; 2) the discovery that a performance metric or calculation used in determining performance-based compensation was materially inaccurate; 3) a violation of Fulton’s Code of Conduct, the result of which creates a significant financial or reputational impact for Fulton; and 4) violation by a departing or departed employee of the non-solicitation restrictions set forth in Fulton’s employment policies or such employee’s employment agreement.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that the SEC adopt rules that require publicly traded companies to adopt a formal clawback policy. Pending final clawback rules from the SEC, the HR Committee will continue to monitor and consider the use of clawbacks and update the Clawback Policy for any new or amended compensation agreements and plans with the Executives and other employees. During 2020, the HR Committee was not asked to consider any instance or situation where a clawback may have been required or attempted for a Named Executive Officer or other senior officer of Fulton.

48

Human Resources Committee Report

The HR Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be incorporated in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2020, and the 2021 Proxy Statement, as applicable.

As described above in the Compensation Discussion and Analysis section, in performing its compensation risk evaluation, the HR Committee met with the CRO regarding the material risks facing Fulton, and consulted with Legal and Human Resources personnel about Fulton’s various compensation plans. Based on the foregoing review, the HR Committee concluded that Fulton’s compensation policies and practices in 2020 did not create risks that are reasonably likely to have a material adverse effect on Fulton.

Human Resources Committee

Denise L. Devine, Chair

Mark F. Strauss, Vice Chair

Steven S. Etter

Patrick J. Freer

George W. Hodges

Ronald H. Spair

[This Page Intentionally Left Blank]

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SUMMARY COMPENSATION TABLE

Name and Principal Position [1]	Year	Salary [2] ($)	Bonus [3] ($)	Stock Awards [4] ($)	Option Awards [5] ($)	Non-Equity Incentive Plan Compensation [6] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings [7] ($)	All Other Compensation [8] ($)	Total ($)
E. Philip Wenger Chairman and Chief Executive Officer of Fulton	2020	1,048,822	0	1,292,385	0	630,735	0	112,553	3,084,495
	2019	1,042,919	0	1,274,798	0	627,185	0	98,654	3,043,556
	2018	1,017,482	0	1,134,491	0	566,051	0	118,936	2,836,960
Mark R. McCollom Senior Executive Vice President and Chief Financial Officer of Fulton	2020	435,625	0	431,603	0	215,743	0	65,419	1,148,390
	2019	433,173	0	423,585	0	214,529	0	39,710	1,110,997
	2018	425,000	0	386,381	0	194,714	0	29,229	1,035,324
Curtis J. Myers President and Chief Operating Officer of Fulton	2020	561,000	0	555,828	0	277,835	0	68,725	1,463,388
	2019	549,231	0	508,305	0	272,006	0	61,013	1,390,555
	2018	510,000	0	463,673	0	233,657	0	65,477	1,272,807
Angela M. Snyder Senior Executive Vice President and Head of Consumer Banking	2020	394,625	0	295,703	0	139,599	0	35,183	865,110
	2019	392,404	0	287,788	0	138,813	0	44,495	863,500
	2018	385,000	0	262,512	0	125,991	0	42,861	816,364
Beth Ann L. Chivinski Senior Executive Vice President and Chief Risk Officer	2020	390,618	0	292,697	0	138,181	0	30,512	852,008
	2019	388,420	0	284,861	0	137,403	0	27,627	838,311
	2018	374,956	0	241,708	0	122,704	0	34,006	773,374

1 Titles and positions listed are as of Fulton’s fiscal year-end of December 31, 2020.

2 This column represents the base salary amounts paid to and earned by each of the Executives named in this table for the years indicated. On February 9, 2021, the HR Committee set the 2021 annual base salaries, effective for the April 1, 2021 pay period for Mr. Wenger, Mr. McCollom, Mr. Myers, Ms. Snyder and Ms. Chivinski at $1,048,822, $446,516, $575,025, $404,491, and $400,384, respectively.

3 The HR Committee did not award any bonus payments in 2020, 2019 or 2018 to the Executives.

4 Amounts represent the grant date fair values of Performance Shares. There were no forfeitures of Performance Shares during 2020, 2019 and 2018 by any of the Executives.

The following is a summary of the grant date fair values of the Performance Shares granted to the Executives in 2020, 2019 and 2018.

Name	Grant Date	Performance Share Grant Date Fair Value Assuming Highest Performance Level Achieved ($)	Number of Performance Shares Granted to Executive (#)	Per Share Grant Date Fair Value With Non-Market Conditions ($)	Per Share Grant Date Fair Value With Market Conditions ($)	Weighted Average Per Share Grant Date Fair Value ($)
	5/1/2020	1,761,599	119,610	11.18	10.16	10.81
E. Philip Wenger	5/1/2019	1,758,687	75,327	16.98	16.83	16.92
	5/1/2018	1,545,754	73,187	17.05	12.92	15.36
	5/1/2020	587,513	39,938	11.18	10.16	10.81
Mark R. McCollom	5/1/2019	584,367	25,029	16.98	16.83	16.92
	5/1/2018	526,461	24,926	17.05	12.92	15.36
	5/1/2020	756,605	51,433	11.18	10.16	10.81
Curtis J. Myers	5/1/2019	701,240	30,035	16.98	16.83	16.92
	5/1/2018	631,760	29,912	17.05	12.92	15.36
	5/1/2020	401,624	27,355	11.18	10.16	10.81
Angela M. Snyder	5/1/2019	397,026	17,005	16.98	16.83	16.92
	5/1/2018	357,682	16,935	17.05	12.92	15.36
	5/1/2020	397,551	27,077	11.18	10.16	10.81
Beth Ann L. Chivinski	5/1/2019	392,985	16,833	16.98	16.83	16.92
	5/1/2018	329,341	15,593	17.05	12.92	15.36

In the table above, the per share grant date fair value for Performance Shares with non-market-based performance conditions was equal to the closing price of Fulton common stock on the date the shares were granted. The per-share grant date fair value for Performance Shares granted with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology. For additional information concerning the valuation of Performance Shares with market-based performance conditions granted in 2020, 2019 and 2018, including the assumptions made in determining those valuations, see Fulton’s Annual Report on Form 10-K for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, respectively, under Item 8 – Financial Statements and Supplementary Data, “Note 15 – Stock-Based Compensation Plans.”

5 Fulton did not grant options in 2020, 2019 or 2018 to the Executives, and there were no forfeitures of options during those periods by any of the Executives.

6 The amounts reported in this column are VCP Awards that are substantially based on performance goal achievement and on individual scorecard results as described further under “VCP Awards” beginning on Page 40.

7 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation plan accounts, and therefore, such earnings are not required to be reported in this column for 2020, 2019 or 2018. All participants in the nonqualified deferred compensation plan, including senior officers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on Page 57. The rate of return for an individual participant’s account is based on the performance of the various investment options selected by each participant.

52

8 All Other Compensation includes Fulton’s payments for qualified employer matching contributions, nonqualified employer matching contributions, club membership fees, automobile perquisites, plus other personal benefits received by each of the Executives. The methodology used to calculate the aggregate incremental cost of perquisites and other personal benefits was the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. The automobile perquisite amounts include the financial benefit that the Executive received, such as the personal use value of a company-owned automobile or the taxable automobile allowance, as reported on the Executive’s W-2. The “Other Perquisites” column in the table below includes personal travel, and other small benefits that individually are less than the greater of $25,000, or ten percent of all perquisites received by the Executive.

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Compensation and Perquisites ($)	Total All Other Compensation ($)
	2020	14,250	69,550	18,907	7,716	2,130	112,553
E. Philip Wenger	2019	14,000	66,448	12,070	3,546	2,590	98,654
	2018	13,750	81,745	16,988	3,426	3,027	118,936
	2020	14,250	18,258	14,011	18,000	900	65,419
Mark R. McCollom	2019	14,000	0	6,810	18,000	900	39,710
	2018	0	0	12,200	15,000	2,029	29,229
	2020	14,250	27,400	18,859	7,316	900	68,725
Curtis J. Myers	2019	14,000	25,451	11,071	3,313	7,178	61,013
	2018	13,750	23,368	16,753	2,919	8,687	65,477
	2020	14,250	12,422	4,917	2,694	900	35,183
Angela M. Snyder	2019	13,982	12,226	8,589	1,965	7,733	44,495
	2018	13,315	11,951	8,589	1,569	7,437	42,861
	2020	14,250	12,176	0	2,686	1,400	30,512
Beth Ann L. Chivinski	2019	14,000	11,556	0	1,171	900	27,627
	2018	13,750	14,889	0	4,467	900	34,006

GRANTS OF PLAN-BASED AWARDS TABLE

									All
									Other
									Stock	All Other			Grant
									Awards:	Option			Date Fair
						Estimated Future or Possible			Number	Awards:	Exercise		Value of
			Estimated Future or Possible			Payouts Under Equity			of	Number of	or Base	Closing	Stock
			Payouts Under Non-Equity			Incentive			Shares	Securities	Price of	Price on	and
			Incentive Plan Awards [2]			Plan Awards [3]			of Stock	Underlying	Option	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards [4]
Name	Date	Date [1]	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
E. Philip Wenger	5/1/2020	4/21/2020	-	-	-	53,648	119,610	163,585	-	-	-	11.18	1,292,385
E. Philip Wenger	-	4/21/2020	445,750	891,499	1,782,998	-	-	-	-	-	-	-	-
Mark R. McCollom	5/1/2020	4/21/2020	-	-	-	18,020	39,938	54,550	-	-	-	11.18	431,603
Mark R. McCollom	-	4/21/2020	152,469	304,938	609,876	-	-	-	-	-	-	-	-
Curtis J. Myers	5/1/2020	4/21/2020	-	-	-	23,208	51,433	70,250	-	-	-	11.18	555,828
Curtis J. Myers	-	4/21/2020	196,350	392,700	785,400	-	-	-	-	-	-	-	-
Angela M. Snyder	5/1/2020	4/21/2020	-	-	-	12,465	27,355	37,282	-	-	-	11.18	295,703
Angela M. Snyder	-	4/21/2020	98,657	197,313	394,626	-	-	-	-	-	-	-	-
Beth Ann L. Chivinski	5/1/2020	4/21/2020	-	-	-	12,337	27,077	36,904	-	-	-	11.18	292,697
Beth Ann L. Chivinski	-	4/21/2020	97,655	195,309	390,618	-	-	-	-	-	-	-	-

1 The grants of Performance Shares were approved at the April 2020 HR Committee and Board of Directors meetings, pursuant to the 2013 Plan, with a grant date of May 1, 2020. Based on the recommendation of the HR Committee, the independent directors of the Board of Directors also approved the non-equity incentive plan awards under the 2013 Plan at the March and April 2020 meetings.

2 The Executives were eligible to receive VCP Awards for 2020 pursuant to the 2013 Plan that is discussed under “VCP Awards” beginning on Page 40. Amounts are calculated based on 2020 base salary paid while employed as an Executive.

3 The amounts in this column represent the number of Performance Shares granted to the Executives on May 1, 2020 based on the closing price of $11.18 for Fulton’s common stock on that date. The Performance Shares were allocated among three components, Component A, Component B and Component C, for each of the Executives, as set forth in the table on Page 43. Performance Shares may become earned and vested based on the actual performance level achieved, over various performance periods, with respect to the following performance measures: (i) Component A Performance Shares may be earned and vested based on the actual performance level achieved with respect to an absolute ROA target for 2020 and subject to satisfaction of the Profit Trigger; (ii) Component B Performance Shares may be become earned and vested based on the actual performance level achieved with respect to the relative TSR for the period of May 1, 2020 through March 31, 2023; and (iii) Component C Performance Shares may be earned and vested if the Profit Trigger is achieved. With respect to Component A Performance Shares and Component B Performance Shares, the actual number of Performance Shares earned and vested will be based on the actual performance level and will be interpolated on a straight-line basis for pro-rata achievement of the performance goals, if applicable, rounded down to the nearest whole number. Performance Shares also accrue dividend equivalents, which will be added to the award upon vesting on May 1, 2023.

4 See footnote 4 to the Summary Compensation Table on Page 51 for additional information regarding the grant date fair value of the Performance Shares. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718.

54

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

		Option Awards				Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
			Equity					Awards:	Plan Awards:
			Incentive					Number of	Market or
			Plan Awards:				Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of	Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($) [1]
E. Philip Wenger [2]	-	-	-	-	-	-	-	75,178	956,270
E. Philip Wenger [3]	-	-	-	-	-	-	-	67,857	863,147
E. Philip Wenger [4]	-	-	-	-	-	-	-	126,895	1,614,099
Mark R. McCollom [2]	-	-	-	-	-	-	-	25,603	325,675
Mark R. McCollom [3]	-	-	-	-	-	-	-	22,547	286,791
Mark R. McCollom [4]	-	-	-	-	-	-	-	42,364	538,868
Curtis J. Myers	12,375	0	0	10.880	6/30/2021	-	-	-	-
Curtis J. Myers	11,263	0	0	10.475	3/31/2022	-	-	-	-
Curtis J. Myers	10,877	0	0	11.580	3/31/2023	-	-	-	-
Curtis J. Myers [2]	-	-	-	-	-	-	-	30,726	390,832
Curtis J. Myers [3]	-	-	-	-	-	-	-	27,057	344,166
Curtis J. Myers [4]	-	-	-	-	-	-	-	54,557	693,969
Angela M. Snyder [2]	-	-	-	-	-	-	-	17,395	221,263
Angela M. Snyder [3]	-	-	-	-	-	-	-	15,319	194,855
Angela M. Snyder [4]	-	-	-	-	-	-	-	29,009	368,996
Beth Ann L. Chivinski [2]	-	-	-	-	-	-	-	16,017	203,731
Beth Ann L. Chivinski [3]	-	-	-	-	-	-	-	15,163	192,874
Beth Ann L. Chivinski [4]	-	-	-	-	-	-	-	28,714	365,244

1 Market value of Performance Shares shown is based on the closing price of Fulton common stock of $12.72 on December 31, 2020, the last trading day of 2020. The number of Performance Shares includes dividend equivalents for all dividends that have been paid by Fulton from the Performance Share grant date through December 31, 2020.

The Performance Shares are allocated among three components, Component A, Component B and Component C, for each of the Executives. Performance Shares allocated to Component A are presented based on actual ROA performance during the first year of the performance period; Performance Shares allocated to Component B are presented assuming the target level of performance for 2018, 2019 and 2020, based on relative TSR performance through December 31, 2020; and Performance Shares allocated to Component C are presented using the actual number of shares granted, since the number of shares that may vest upon completion of the performance period will not change.

As of December 31, 2020, the relative TSR performance that determines the number of Performance Shares allocated to Component B of the 2018, 2019 and 2020 awards that would be earned and vested was below the target levels.

All such Performance Shares are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with Fulton on the vesting date. The actual earning and vesting of these Performance Shares could vary materially from the amounts in the table at the end of the performance period. Dividend equivalents accrued during the performance period, which may be earned and vest on the Performance Shares, are included in the number of Performance Shares.

2 Performance Shares granted on May 1, 2018. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2021.

3 Performance Shares granted on May 1, 2019. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2022.

4 Performance Shares granted on May 1, 2020. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2023.

55

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise [1]	on Exercise	on Vesting	on Vesting [2]
	(#)	($)	(#)	($)
E. Philip Wenger	0	0	60,610	677,615
Mark R. McCollom	0	0	15,507	201,277
Curtis J. Myers	7,500	8,963	14,651	163,800
Angela M. Snyder	0	0	4,297	48,040
Beth Ann L. Chivinski	0	0	14,386	160,834

1 Mr. Myers exercised options granted in 2010 by paying cash for the full amount of the exercise price.

2 Except for Mr. McCollom, all of the Executives had Performance Shares that vested during 2020. Shares that vested on May 1, 2020 for Mr. Wenger, Mr. Myers, Ms. Snyder and Ms. Chivinski were valued at $11.18 per share, the closing price of Fulton’s common stock on May 1, 2020. For Mr. McCollom the three-year, time-based restricted stock unit award granted in 2017 in conjunction with the commencement of his employment with Fulton, which vested on November 27, 2020, was valued at $12.98 per share, the closing price of Fulton’s common stock on November 27, 2020.

PENSION BENEFITS TABLE [3]

Present
Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit	Last Fiscal Year
		(#)	($)	($)
E. Philip Wenger	NA	-	-	-
Mark R. McCollom	NA	-	-	-
Curtis J. Myers	NA	-	-	-
Angela M. Snyder	NA	-	-	-
Beth Ann L. Chivinski	NA	-	-	-

3 During 2020, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton subsidiary bank.

56

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate Balance
	Last FY	Last FY [1]	Last FY [2]	Distributions	at Last FYE [3]
	($)	($)	($)	($)	($)
E. Philip Wenger	143,397	69,550	723,438	0	3,221,489
Mark R. McCollom	16,755	18,258	1,586	0	36,598
Curtis J. Myers	70,354	27,400	68,470	0	702,054
Angela M. Snyder	75,991	12,422	144,850	0	779,965
Beth Ann L. Chivinski	19,046	12,176	10,470	0	178,668

1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. The Executives’ contributions are matched at the same 100% of the first 5% of compensation deferred as provided in the 401(k) Plan. However, while the Executives were permitted to contribute up to 100% of their eligible salary and cash bonus during 2020, these matching contributions are made based on an Executive’s eligible salary and bonus that exceeds the federal limit of $285,000 for 2020. See the table contained in footnote 8 of the “Summary Compensation Table” on Page 51. Amounts listed as Registrant Contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2020 contributions were credited to each of the Executive’s accounts in early 2021.

2 The Executives direct the investment of their Nonqualified Deferred Compensation contributions into various standard investment options offered from a set menu of investment funds. In 2020, the available investment funds included Federated Total Return Bond Fund (FTRBX), Morgan Stanley International Opportunity Portfolio (MNOPX), FMI International Institutional (FMIYX), Goldman Sachs Core Fixed Income Fund (GSFIX), Goldman Sachs Financial Square Government Fund (FGTXX), Janus Henderson Enterprise I (JMGRX), MFS Value Fund I (MEIIX), T. Rowe Price Growth Stock Fund (PRGFX), T. Rowe Price Retirement 2010 (TRPAX), T. Rowe Price Retirement 2020 (TRBRX), T. Rowe Price Retirement 2030 (TRPCX), T. Rowe Price Retirement 2040 (TRPDX), T. Rowe Price Retirement 2050 (TRPMX), T. Rowe Price Retirement 2060 (TRPLX), T. Rowe Price Small-Cap Value Fund I (PRVIX), Vanguard 500 Index Fund Admiral (VFIAX), Vanguard Inflation-Protected Securities Fund Admiral (VAIPX), Vanguard Mid-Cap Value Index Fund Admiral (VMVAX), Vanguard Mid-Cap Index Fund Admiral (VIMAX), Vanguard Short-Term Bond Index Fund Admiral (VBIRX), Vanguard Small Cap Growth Index Fund Admiral (VSGAX), Vanguard Small-Cap Index Fund Admiral (VSMAX), Vanguard Small-Cap Value Index Fund Admiral (VSIAX), Vanguard STAR Fund (VGSTX) and Vanguard Windsor II Fund Admiral (VWNAX).

The Executives may change their individual elections by completing a new election form. Accumulated balances in the Deferred Compensation Plan become payable upon the later of a participant attaining age 62, or the participant’s separation of service from Fulton. Participants in the Deferred Compensation Plan, including the Executives, may elect to receive benefits either in a single, lump sum payment, or in equal monthly or annual installments over a period of not more than twenty (20) years. Participants are permitted to request withdrawals from contributions credited prior to January 1, 2005 and earnings thereon, to defray certain medical expenses or prevent eviction or foreclosure from the participant’s principal residence, and from contributions credited on or after January 1, 2005 and earnings thereon, to alleviate a severe financial hardship due to injury or illness of the participant or the participant’s spouse or dependents, a casualty loss to the participant’s property, imminent foreclosure or eviction from the participant’s primary residence or unpaid funeral expenses for the participant’s spouse or dependents. A discussion of the Deferred Compensation Plan is included on Page 45.

3 Balances include the 2020 contributions made by Fulton and credited to the Executives’ accounts in early 2021. The Aggregate Balances at Last FYE include the following amounts that previously were reported in the Summary Compensation Table for prior fiscal years: for Mr. Wenger, a total of $704,486; for Mr. McCollom, none; for Mr. Myers, a total of $88,316; for Ms. Snyder, a total of $24,177; and for Ms. Chivinski, a total of $23,309.

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POTENTIAL PAYMENTS UPON TERMINATION AND GOLDEN PARACHUTE COMPENSATION TABLE

Potential Payments as of December 31, 2020 [1]
Executive	Voluntary	Termination	Termination	Termination	Termination	Termination
	Termination [2]	Without Cause	Without Cause or	Due to	Due to	Due to
	or Termination	or for Good	for Good Reason	Retirement [9]	Disability 10 11	Death 12 13
	for Cause [3]	Reason – Before	– Upon or After
		a Change in	a Change in
		Control 4 5	Control 6 7 8
E. Philip Wenger
Cash ($)	0	1,048,822	3,359,114	0	1,153,704	2,097,644
Equity ($)	0	0	3,433,515	0	3,433,515	3,433,515
Pension/NQDC($)	0	0	167,956	0	0	0
Perquisites and Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	1,342,798
TOTAL ($)	0	1,060,822	7,034,585	0	4,605,220	6,873,957

Mark R. McCollom
Cash ($)	0	651,368	1,302,736	0	479,188	871,250
Equity ($)	0	0	1,151,334	1,151,334	1,151,334	1,151,334
Pension/NQDC($)	0	0	65,137	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	557,727
TOTAL ($)	0	663,368	2,553,207	1,151,334	1,648,521	2,580,311

Curtis J. Myers
Cash ($)	0	838,835	1,677,670	0	617,100	1,122,000
Equity ($)	60,455	60,455	1,489,422	60,455	1,489,422	1,489,422
Pension/NQDC($)	0	0	83,884	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	718,243
TOTAL ($)	60,455	911,290	3,284,975	60,455	2,124,522	3,329,665

Angela M. Snyder
Cash ($)	0	534,223	1,068,446	0	434,088	789,250
Equity ($)	0	0	785,114	0	785,114	785,114
Pension/NQDC($)	0	0	53,422	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	505,235
TOTAL ($)	0	546,223	1,940,982	0	1,237,201	2,079,599

Beth Ann L. Chivinski
Cash ($)	0	528,799	1,057,598	0	429,680	781,236
Equity ($)	0	0	761,850	0	761,850	761,850
Pension/NQDC($)	0	0	52,880	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	500,105
TOTAL ($)	0	540,799	1,906,328	0	1,209,529	2,043,191

1 All amounts listed under Equity in this table are the value of the Executive’s Performance Shares or time-based restricted stock units and vested and “in the money” stock options valued based on the closing price of Fulton’s common stock of $12.72 on December 31, 2020, the last trading day of 2020.

2  Voluntary Termination: In the event an Executive’s employment is voluntarily terminated by the Executive other than for “Good Reason,” which is defined in the Employment Agreement and described in footnote 4 below, Fulton’s obligations are limited to the payment of the Executive’s base salary through the effective date of the Executive’s termination, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable

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employee benefit plans. No other payments are required, and under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by the Executive as a result of voluntary termination. The amount listed under Equity is the value of the Executive’s vested and “in the money” stock options.

3  Termination for Cause: If an Executive’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by an Executive terminated for Cause, which is generally defined in the Employment Agreement to include the commission of certain felonies or misdemeanors, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal or failure by the Executive to perform duties, or conduct that brings public discredit on, or injures the reputation of, Fulton. The value listed under Equity is the value of the Executive’s vested and “in the money” stock options.

4  Termination Without Cause or for Good Reason – Before a Change in Control: If an Executive terminates the Executive’s employment for “Good Reason” or the Executive’s employment is terminated by Fulton “Without Cause,” the Executive is entitled to receive the Executive’s base salary for a period of one year and a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that for Mr. Wenger, both the payment and the amount of the cash bonus shall be at the discretion of the HR Committee and as approved by Fulton’s Board of Directors. The Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the one-year period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had the Executive been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto. Under the 2013 Plan, unexercised stock options are forfeited by an Executive terminated Without Cause or for Good Reason. Good Reason is defined in the Employment Agreement to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a specified distance from where the Executive previously was based. Without Cause is defined in the Employment Agreement to include any reason other than for Cause.

5 Cash amount listed for each Executive includes a severance payment based on the Executive’s 2020 base salary. The amounts listed under Cash assume no discretionary bonus was paid to Mr. Wenger, but the payments to the other Executives in the table assume the payment of their VCP Awards for the prior year. Equity amounts listed are the value of unexercised stock options. Perquisites/ Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the one-year severance period attributed to each Executive.

6  Termination Without Cause or for Good Reason – Upon or After a Change in Control: The Executives and other employees have contributed to the building of Fulton into the successful enterprise it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. The HR Committee has determined that the potential Change in Control benefits it offers the Executives are typical for the financial services industry and reasonable relative to the overall value of Fulton.

A Change in Control with respect to Mr. Wenger is defined in his Employment Agreement to include: the acquisition of the beneficial ownership of more than 50% of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert; a change in the composition of the Board of Directors of Fulton during any period of 12 consecutive months such that a majority of the Board of Directors is replaced by directors whose appointment or election was not endorsed by a majority of the Board of Directors before such appointment or election; or the acquisition by any person or group of persons acting in concert during any 12 month period of 30% or more of the total voting power of the stock of Fulton, or of 40% or more of the total assets (on a gross fair market value basis) of Fulton.

With respect to the other Executives in the table, a Change in Control is defined in the Employment Agreements to occur when: during any period of not more than 36 months, the individuals that constituted Fulton’s Board of Directors at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board of Directors; beneficial ownership of more than 30% of the outstanding voting power of the stock of Fulton is acquired by any person, with certain exceptions; a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of Fulton’s Board of Directors prior to the execution of the agreement which effectuated such merger or consolidation; the sale of all or substantially all of the assets of Fulton is consummated; or Fulton’s shareholders approve a plan of liquidation or dissolution.

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If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive resigns for Good Reason, Fulton would be required to pay the Executive two times the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded to the Executive over the prior three years. The Executive also would be entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) an amount equivalent to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the Executive was a participant immediately prior to the Executive’s termination or resignation; (iii) payment of up to $10,000 for outplacement services; and (iv) continuation of other employee welfare benefits for a period of two years. With respect to Mr. Wenger, if he would not be eligible to continue to participate in any employee welfare benefit plan, he would be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had he been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto. In addition, Mr. Wenger would be entitled to receive continuation of other executive perquisites, such as club memberships and an employer-provided automobile, for a period of two years. The other Executives are not entitled to receive continuation of other executive perquisites, such as club memberships and employer-provided automobiles, however, the other Executives have the ability to purchase, at book value, any employer-provided automobile used by the Executive at the time of the their termination.

Mr. Wenger’s Employment Agreement provides that, in the event any payment or distribution by Fulton to or for the benefit of Mr. Wenger would be subject to excise tax as a Golden Parachute, Mr. Wenger would be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross-up” payment is required and its amount is to be made by a tax adviser, and Fulton is responsible for the adviser’s fees and expenses. Fulton’s compensation consultant advised the HR Committee in 2006 that this “gross-up provision” was a typical provision in such agreements. In keeping with Fulton’s objective to offer a competitive contract when they were offered, this provision was included in the Employment Agreements in 2006, but more recent agreements, such as the agreements with the other Executives do not contain a “gross-up provision.” Further, pursuant to the terms of the Employment Agreements for the other Executives, their total payments are reduced to the extent required to avoid a federal excise tax imposed under Section 280G of the Tax Code.

Generally, the 2013 Plan provides for vesting of unvested stock options and time-based restricted stock units upon termination of employment during the 12-month period following a Change in Control. However, with respect to Performance Shares, in the event of a Change in Control, all incomplete performance periods with respect of such Performance Shares in effect on the date the Change in Control occurs shall end on the date of such change, and the HR Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, the values assume the applicable “target” levels of performance have been attained.

7 Cash amounts listed are two times 2020 base salary as of year-end and the highest VCP Awards paid for the last three years for each Executive. No cash payments have been reduced to limit a payment pursuant to the terms of the Executive’s Employment Agreement, which represents the reduction required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Tax Code.

Equity amount is the value of all “in the money” stock options, unvested time-based stock unit awards and unvested Performance Shares, which would vest as described in the last paragraph of footnote 6 above, as of December 31, 2020. Perquisites and Benefits include $10,000 for outplacement services, $1,000 per month during the severance period for the estimated value of health and other benefit expenses paid by Fulton attributed to each Executive, and, with respect to Mr. Wenger, an additional $20,000 per year for club memberships, vehicle and other expenses paid by Fulton, for his severance period.

8 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, Nonqualified Deferred Compensation Plan and other retirement benefits as a result of this termination event.

9  Termination Due to Retirement: In the event an Executive terminates his employment due to retirement, Fulton is obligated to pay the Executive’s base salary through the effective date of the Executive’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. In addition, pursuant to the 2013 Plan, in the event an Executive terminates employment due to retirement at the earlier of (i) achieving age 60 with at least 10 years of service to Fulton or any affiliate or (ii) achieving age 62 with at least five years of service to Fulton or any affiliate, unvested stock options and time-based restricted stock units awarded under Fulton’s plans would automatically vest. Pursuant to the 2013 Plan, the Performance Shares do not automatically vest upon retirement, but, subject to review and approval by the HR Committee, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Assuming that all the Executives achieved the earlier of (i) age 60 with at least 10 years of service to Fulton or any affiliate or (ii) age 62 with at least five years of service to Fulton or any affiliate and retired as of December 31, 2020. The Executives would generally have one or two years from the date of retirement, but not beyond the original option expiration date, to exercise their stock options.

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10  Termination Due to Disability: Following an Executive’s “Disability”, defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the Executive continues to be disabled, the Executive will continue to receive at least 60% of the Executive’s base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age 65. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

11 Cash amount for all the Executives is six months at full salary, then 60% of salary for an assumed period of 12 months. Perquisites and Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for an assumed period of 18 months. Equity amount is the value of all “in the money” options, time-based restricted stock units and Performance Shares, which would vest as described in the last paragraph of footnote 6 above. In the event an Executive terminates employment due to disability, unvested options, Performance Shares and time-based restricted stock units awarded under Fulton’s option plans would automatically vest. The Executives would have one year from the date of disability, but not beyond the original option expiration date, to exercise stock options.

12  Termination Due to Death: In the event of a termination of employment as a result of an Executive’s death, the Executive’s dependents, beneficiaries or estate, as the case may be, would receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the Life Insurance benefit of twice base salary amount plus a tax reimbursement due as a result of the payment under the Death Benefits described on Page 46.

13 In the event an Executive terminates employment due to death, unvested options, Performance Shares and time-based restricted stock units awarded under Fulton’s option plans would automatically vest, with Performance Shares vesting as described in the last paragraph of footnote 6 above. The estate of the Executive would have one year from the date of death to, but not beyond the original option expiration date, to exercise stock options.

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CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Fulton is providing the following information about the ratio of the annual total compensation paid to our “median employee,” and the annual total compensation of Mr. Wenger (our “CEO”), for the year ended December 31, 2020.

Pay Ratio Summary
• For 2020, the annual total compensation of our selected median employee was $58,415.
• The 2020 annual total compensation of our CEO, as reported in the Summary Compensation Table on Page 51, was 3,084,495.
• Based on this information, for 2020 we reasonably estimate that the ratio of the annual total compensation of our CEO to our median employee was 52.8 to 1.
• Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

For 2020, the median employee that was used for purposes of calculating the 2020 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is a new employee that was identified for purposes of our 2020 pay ratio disclosure. As of December 31, 2020, to identify the 2020 median employee from our employee population at that time, we compared the total compensation in Box 5 on the 2020 W-2 tax statements for our employee population. We identified our median employee using this consistently applied compensation measure that excluded our CEO, as well as any temporary employees and employees that departed our workforce during 2020. In making this determination, we annualized the compensation of our permanent full-time employees who were hired in 2020 and did not work for Fulton for the entire fiscal year, but were still employed as of December 31, 2020.

For the 2020 pay ratio, once we identified our median employee as described above, we combined all of the elements of such employee’s compensation for 2020 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, the same process and amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement on Page 51 was used.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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NON-BINDING SAY-ON-PAY RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL TWO

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at the 2021 Annual Meeting to approve the compensation of Fulton’s named executive officers for 2020 as described in the Compensation Discussion and Analysis, and the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”) in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” Proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s Executive pay program. At Fulton’s 2020 Annual Meeting, Fulton presented a similar proposal to its shareholders, and approximately 97.45% of the shareholders who cast a vote on this proposal voted in favor of, and approved, Fulton’s Say-on-Pay proposal. The HR Committee considered the number of votes cast in favor of Fulton’s prior Say-on-Pay proposal to be a positive endorsement of Fulton’s current pay programs and practices. Fulton will continue to monitor the level of support for each Say-on-Pay proposal. However, because the shareholder vote is not binding, the outcome of this year’s vote, or any future vote, may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation. Fulton is providing shareholders with this opportunity pursuant to section 14A of the Securities Exchange Act (15 U.S.C. 78n-1).

At Fulton’s Annual Meeting in 2017, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one (1), two (2) or three (3) years. This type of proposal is commonly known as a “Say-When-on-Pay” proposal, and under current SEC rules, is required to be presented to shareholders no less frequently than once every six (6) years. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future. Fulton intends to submit a new Say-When-on-Pay proposal to shareholders on or before the Fulton Annual Meeting in 2023.

As further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, starting on Page 29, Fulton’s executive compensation philosophy and program are intended to achieve three (3) objectives: (i) align interests of the Executives with shareholder interests; (ii) link the Executives’ pay to performance; and (iii) attract, motivate and retain executive talent. Fulton’s Executive compensation program currently includes a mix of base salary, incentive bonus, equity-based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board of Directors recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers for 2020, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the Compensation Tables contained in this Proxy Statement, is hereby APPROVED.”

Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the determination as to whether the proposal is approved.

Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board of Directors will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action, if any, the HR Committee or Board of Directors might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the Named Executive Officers for 2020.

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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the years ended December 31, 2020 and December 31, 2019, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2020 and 2019 are summarized in the following table:

Services and Fees	2020	2019
Audit Fees – Annual Audit and Quarterly Reviews [1]	$1,725,000	$2,357,500
Audit Fees – Issuance of Comfort Letters and Consents	300,000	440,000
Audit Fees – Statutory Audit	52,000	52,000
Audit Fees Subtotal	2,077,000	2,849,500
Audit Related Fees [2]	–	–
Tax Fees [3]	63,225	65,894
All Other Fees	–	–
TOTAL	$2,140,225	$2,915,394

1 Amounts presented for 2020 are based upon the audit engagement letter and additional fees paid. Final billings for 2020 may differ.

2 Fees paid for a required agreed-upon procedures report related to student lending and audits of financial statements of certain employee benefits plans.

3 Fees paid for tax services relating to federal and state tax matters.

The appointment of KPMG for the fiscal year ended December 31, 2021 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 23, 2021. Representatives of KPMG are expected to be present at the 2021 Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has carefully considered whether the provision of the non-audit services described above, which were performed by KPMG in 2020 and 2019, would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

All fees paid to KPMG in 2020 and 2019 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

Based on its review and discussion of the audited 2020 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit A.

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RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL THREE

Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2021. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as it is a common practice among other publicly traded companies and consistent with sound corporate governance practices. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2021.

If Fulton’s shareholders do not approve this proposal at the 2021 Annual Meeting, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2022. However, no determination has been made as to what other specific action, if any, the Audit Committee would take if shareholders do not ratify the appointment of KPMG at the 2021 Annual Meeting.

KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through December 31, 2020. Representatives of KPMG are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2021.

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ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of Fulton’s Annual Report on Form 10-K for the year-ended December 31, 2020, as filed with the SEC, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

The Fulton Annual Report on Form 10-K for year-ended December 31, 2020 and this Proxy Statement are posted and available on Fulton’s website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter, Risk Committee Charter and Fulton’s Governance Guidelines, are also posted and available on Fulton’s website at www.fult.com. The contents of Fulton’s website are not incorporated into this Proxy Statement by provision of this link, or other links in this Proxy Statement.

Householding of Proxy Materials

Only one (1) Proxy Statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future Proxy Statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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OTHER MATTERS

The Board of Directors of Fulton knows of no matters other than those discussed in this Proxy Statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

E. PHILIP WENGER Chairman of the Board and Chief Executive Officer

Lancaster, Pennsylvania
April 1, 2021

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EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 23, 2021

To the Board of Directors of Fulton Financial Corporation:

We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2020.

We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

We have received and reviewed the written disclosures and the letter from the independent auditor required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

Ronald H. Spair, Chair
Denise L. Devine, Vice Chair
Steven S. Etter
George W. Hodges
Ernest J. Waters

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ATTN: SHAREHOLDER SERVICES
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 20, 2021 for Plan Participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FULT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 20, 2021 for Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D33614-Z78940-P48613	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FULTON FINANCIAL CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Jennifer Craighead Carey	☐	☐	☐

	1b.	Lisa Crutchfield	☐	☐	☐

	1c.	Denise L. Devine	☐	☐	☐

	1d.	Steven S. Etter	☐	☐	☐

	1e.	Carlos E. Graupera	☐	☐	☐

	1f.	George W. Hodges	☐	☐	☐

	1g.	George K. Martin	☐	☐	☐

	1h.	James R. Moxley III	☐	☐	☐

	1i.	Curtis J. Myers	☐	☐	☐

	1j.	Scott A. Snyder	☐	☐	☐

	1k.	Ronald H. Spair	☐	☐	☐

		For	Against	Abstain

	1l. Mark F. Strauss	☐	☐	☐

	1m. Ernest J. Waters	☐	☐	☐

	1n. E. Philip Wenger	☐	☐	☐

2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2020.	☐	☐	☐

3.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on Tuesday, May 25, 2021 via a virtual live webcast format.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
The Combined Document, Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

D33615-Z78940-P48613

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Steven R. Horst, Kenneth E. Shenenberger, John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on March 1, 2021 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Tuesday, May 25, 2021, at 10:00 a.m., via a virtual live webcast format, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR the "Say-on-Pay" proposal and FOR the ratification of the appointment of KPMG LLP.

If shares of Fulton Financial Corporation Common Stock are issued to or held for the account of the person(s) signing on the reverse side ("Plan Participant") under employee plans and voting rights are attached to such shares (any such plans, an "Employee Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Employee Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Employee Plan as of March 1, 2021 in accordance with the instructions given herein, and, in its discretion, to vote upon such other business as may be properly brought before the Annual Meeting, to be held on Tuesday, May 25, 2021, at 10:00 a.m., via a virtual webcast format, or any adjournments or postponements thereof.

Employee Plan shares, when this proxy is properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant and, in the absence of direction by the Plan Participant, the Plan Trustee will abstain from voting such shares.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2021, which is the deadline to vote the shares through the use of the Internet or telephone. Voting instructions for Employee Plan shares made through the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 20, 2021.